UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2011

Blue Moose Media, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Grusbakken 12, DK-2820 Gentofte Denmark
(Address of Principal Executive Office) (Zip Code)

+45 2390 4545

Registrant's telephone number, including area code

11807 Elk Drive Riverton, Utah 84065
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BLUE MOOSE MEDIA, INC. AND SUBSIDIARIES

Current Report on Form 8-K

TABLE OF CONTENTS

Page
Item 1.01. Entry Into a Material Definitive Agreement	1
Item 2.01. Completion of Acquisition or Disposition of Assets	2

Description of Business	2
Risk Factors	4
Management’s Discussion and Analysis of Financial Condition and Results of Operations	10
Properties	17
Security Ownership of Certain Beneficial Owners and Management	17
Directors and Executive Officers and Key Employees	18
Executive Compensation	20
Certain Relationships and Related Transactions and Director Independence	21
Legal Proceedings	22
Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters	22
Recent Sales of Unregistered Securities	23
Description of Securities	23
Indemnification of Officers and Directors	24
Financial Statements and Supplementary Data	25
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	25
Financial Statements and Exhibits	25

Item 3.02. Unregistered Sale of Equity Securities	25
Item 4.01. Changes to Registrant’s Certifying Accountant	25
Item 5.01. Changes in Control of Registrant	25
Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers	25
Item 5.06. Change in Shell Company Status	25
Item 8.01. Other Events	25
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits	26
Financial Statements	F-1
Pro Forma Financial Information	F-39

(ii)

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “ Exchange Act”) and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions.  They include opinions, forecasts, projections, assumptions, guidance, expectations, beliefs or other statements that are not statements of historical fact.  In some cases, forward-looking statements can be identified by words such as “may”, “can”, “will”, “should”, “could”, “expects”, “hopes”, “believes”, “plans”, “anticipates”, “estimates”, “predicts”, “projects”, “potential”, “intends”, “approximates” or the negative or other variation of such terms and other comparable expressions.  Forward-looking statements in this Report may include statements about:

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future financial and operating results, including projections of revenues, income, expenditures, cash balances and other financial items;

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our capital requirements and the need for additional financing;

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our ability to secure new client engagements;

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our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential to the conduct of our business;

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our ability to execute our growth, expansion and acquisition strategies;

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current and future economic and political conditions;

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overall industry and market performance;

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competition;

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management’s goals and plans for future operations; and

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other assumptions described in this Report underlying or relating to any forward-looking statements.

The forward-looking statements in this Report are only predictions.  Actual results could, and likely will, differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” and elsewhere in this Report.  No guarantee about future results, performance or achievements can be made.  These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.  The safe harbors for forward-looking statements provided by the PSLRA are unavailable to issuers of “penny stock.”  Our shares may be considered a penny stock and, as a result, the safe harbors are not available to us.

(iii)

Item 1.01

Entry into a Material Definitive Agreement

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references in this Report to “we,” “us,” “our” and the “Company” are to Blue Moose Media, Inc.., a Nevada corporation, together with its direct and indirect wholly-owned subsidiaries, including LiqTech USA, Inc., a Delaware corporation (“ LiqTech USA”) and LiqTech A/S, a Danish limited company, organized under the Danish Act on Limited Companies of the Kingdom of Denmark (“ LiqTech Denmark”), Cometas A/S, a Danish limited company, organized under the Danish Act on Limited Companies of the Kingdom of Denmark (“Cometas”), and LiqTech NA, Inc., a Delaware corporation (“ LiqTech Delaware”), after the consummation of the Merger described below under “Summary.”

SUMMARY

On August 24,.2011 (the "Effective Time"), pursuant to an Agreement and Plan of Merger, dated as of August 23, 2011, by and among, the Company, Blue Moose Delaware Merger Sub, Inc., ("BMD Sub"), a wholly owned subsidiary of the Company and LiqTech USA, (the "Merger Agreement"), BMD Sub was merged with and into LiqTech USA (the "Merger") and as a result of the Merger, LiqTech USA became a wholly owned subsidiary of the Company.  Prior to the Merger there were 4,155,250 shares of the common stock, par value $.001 per share of the Company (the "Common Stock") outstanding,  pursuant to the Merger (a) each of the 17,444.75 outstanding shares of the common stock of LiqTech USA (the “ LiqTech Common Stock") was exchanged for 1,000 shares of Common Stock, for a total of 17,444,750 shares of Common Stock resulting in 21,600,000 shares of Common Stock being outstanding immediately following the Merger and (b) warrants to acquire up to 6,500 shares of LiqTech Common Stock at a price of $1,500 per share (“ LiqTech Warrants"), were by their terms, converted in to warrants to acquire up to 6,500,000 shares of Common Stock at a price of $1.50 per share.

LiqTech USA was formed in May 2011.  In June and July 2011, LiqTech USA entered into agreements to acquire (i) all of the outstanding equity interests in LiqTech Denmark and (ii) all of the outstanding equity interests in Cometas and LiqTech Delaware not owned by LiqTech Denmark, directly from the holders of such equity interests (the “ LiqTech Acquisition Agreements").  In exchange for such equity interests LiqTech USA agreed to pay to such holders, in the aggregate (i) $4,637,315, (ii) promissory notes in the principal amounts of 19,500,000 Danish Kroner (which is equal to $3,765,351 based upon the currency exchange rate of $1.00 = DKK 5.1788 as of August 22, 2011) and (iii) 9,308.333 shares of LiqTech Common Stock.

Prior to completion of the Merger, LiqTech USA completed a private placement offering of 63 Units (collectively, the “Units” and individually, the “Unit”) at $100,000 per Unit, each such Unit consisting of 40 shares of LiqTech Common Stock and 20 LiqTech Warrants (the “Units”) and received $4,800,000 in cash and a promissory note for $1,500,000 payable on September 7, 2011.  Thereafter, in August 2011, LiqTech USA closed the transactions contemplated by the LiqTech Acquisition Agreements

As a result of the Merger, Blue Moose changed its management and will reconstitute its board of directors (the “Board of Directors”).  On the Effective Time, Gordon Tattarsall, the president, the chief financial officer and the sole director of Blue Moose, resigned as president and chief financial officer.  As Blue Moose’s sole director, Mr. Tattersall, appointed Aldo Petersen, as a director of Blue Moose, and they then appointed Lasse Andreassen, and Soren Degn as the officers of Blue Moose and

Lasse Andreassen, Paul Burgon, John Nemelka and Michael Sonneland as directors of Blue Moose.  However, in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), the other new directors will not take office until ten days after we file an Information Statement pursuant to Rule 14f-1 of the Securities and Exchange Act and mail that statement to our stockholders of record (the “Effective Date”).  In addition, at the Effective Time, Mr. Tattarsall resigned as a director of Blue Moose effective as of the Effective Date.  Finally, as soon as practicable after the Merger, Blue Moose intends to change its name to “LIQTECH INTERNATIONAL, INC.” to reflect the corporate identity of LiqTech USA.

Prior to the consummation of the Merger, Blue Moose was not engaged in any trade or business and LiqTech USA was engaged, directly and indirectly through its various subsidiaries, in the business of developing and manufacturing highly specialized filters for the control of soot exhaust particles from diesel engines and for water filtration.  Accordingly, following the Merger, the business of LiqTech USA constitutes our only operations.

Based on the fact that after the Merger:  (i) the former stockholders of LiqTech USA control us, (ii) we will change our name to reflect the corporate identity of LiqTech USA and (iii) our only business is the business that had been previously conducted by LiqTech USA, for accounting purposes, LiqTech USA is treated as the acquiror.  As a result, the historical financial statements of LiqTech USA have become our historical financial statements and are the historical financial statements appearing elsewhere in this Report.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Report.

Item 2.01

Completion of Acquisition or Disposition of Assets

Upon consummation of the Merger, LiqTech USA became our wholly-owned subsidiary.  Item 2.01(f) of Form 8-K states that if the registrant was a “shell” company, such as Blue Moose was immediately before the Merger, then the registrant must disclose in a Current Report on Form 8-K the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, this Report includes all of the information that would be included in a Form 10.  Please note that unless indicated otherwise, the information provided below relates to us after the Merger.  Information relating to periods prior to the date of the Merger only relate to the party specifically indicated.

DESCRIPTION OF BUSINESS

Overview

LiqTech Denmark and its subsidiaries (hereinafter “ LiqTech ”) has for more than a decade developed and manufactured products of Re-crystallized silicon carbide. Among these, LiqTech has specialized in three business areas: Diesel Particulate filters (DPFs) for the control of soot exhaust particles from diesel engines, Ceramic membranes for water filtration and Kiln Furnitures for the refractory industry. We provide state-of-the-art technologies for gas and liquid purification by manufacturing ceramic silicon carbide filters.  Using nanotechnology, we develop proprietary products using patented silicon carbide technology.  Our products are based on unique silicon carbide membranes which facilitate new applications and improve existing technologies ..  We market our products from our offices in the United States and Denmark, and through local representatives in Italy, Germany, France, Korea and Brazil.  The products are shipped directly to customers from our production facilities in the United States and Denmark.

We have obtained patents for our porous ceramic filters in the United States, China, and Korea and have a patent application pending for the European Union.  These patents expire between 2021 and 2024.  In addition we have patents pending for our Ceramic Dead End filters in the United States and the European Union.

Our Company

We conduct operations in the Kingdom of Denmark and the United States.  Our Danish operations are conducted by our wholly owned subsidiaries LiqTech A/S and Cometas A/S located in the Copenhagen, Denmark area and our U.S. operations are conducted by our wholly-owned subsidiary LiqTech NA, Inc. located in White Bear Lake , Minnesota.

Our Operations

We manufacture and sell (i) diesel particulate filters for the control of soot exhaust particles from diesel engines; (ii) ceramic membranes for the filtration of water and (iii) kiln furniture to support ceramics during the firing process.

Diesel Particulate Filters

We offer our diesel particulate filters (DPF) for exhaust emission control solutions to the verified retrofit and OEM market through our direct sales force.  DPF sales are generally made to distributors specializing in sales to end users.  We use a proprietary nano washcoat to provide catalytic coating for anything from diesel particulate filters to catalytic converters.  We have developed a robust silicon carbide diesel particulate filter that is especially useful for vehicles that produce a high soot load and if properly maintained should last as long as the vehicle's engine.  Our DPFs are ideal for off-road vehicles because of their strength, chemical non-reactive nature, temperature resilience and thermal conductivity.  Our DPF products are sold worldwide, under the LiqTech brand names.

Our filters can handle higher soot loads than filters which do not use a silicon carbide membrane making them ideal for situations where engines infrequently hit high enough temperatures to burn off soot.  Examples include:

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Garbage trucks

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Port vehicles

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Diesel pickup trucks not carrying a full load

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Off-road construction vehicles that idle for long periods of time

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Intra-city vehicles that do not reach highway speeds

Most of our competitors DPFs do not use a silicon carbide membrane.

Ceramic Silicon Carbide Membranes for Liquid Filtration

We manufacture and sell ceramic silicon carbide membranes for liquid filtration using our patented silicon carbide technology (SiC Filters) that currently focus of the following end markets:

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Produced water

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Pre-filtration for reverse osmosis

These products are sold through our direct sales force.  These products are sold under the LiqTech and Cometas brand names.

We also have developed SiC Filters for use in:

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Industrial applications

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Drinking water

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Waste water treatment; and

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Ballast water

Our products are based on the following silicon carbide membrane technologies:

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CoMem is a unique, patented membrane technology that utilizes a cross-flow structure to handle high concentrations of suspended solids found in produced water from the oil and chemical industry, wastewater from industrial processes, and manure filtration.

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Aqua Solution integrates a dead-end structural design with cutting-edge membrane technology in a solution specifically designed for applications in pre-treatment for reverse osmosis, wastewater treatment and pool and spa filtration.

Our filters are manufactured with a silicon carbide ceramic membrane based on a patented technology and we are not aware of any other company that makes both the substrate (honeycomb) and the membrane (the part doing the filtering) 100% from silicon carbide.

The advantages of our SiC membrane compared to other pre-filtration systems for reverse osmosis are:

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Offers the same water flow as the commonly used sand filter, which takes up to 400 times more space and has a pore size at least 3 times bigger and reduces the number of membrane elements and pressure vessels.

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High flow capacities are achieved at very low pressures, and thus reduces energy costs

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Reduces water consumption for sand filter backwash

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Eliminates consumption/maintenance of cartridges

For the years ended December 31, 2010 and 2009 we received $434,957 and $391,092 respectively as grants from governmental entities.  In 2011 w e received a $2 million grant from The Danish National Advanced Technology Foundation to develop a SiC-based membrane that can perform reverse osmosis.  If successful, this will be the first inorganic reverse osmosis membrane ever developed. The goal is to produce clean drinking water from sea water.

Increasing government regulation on treatment of produced water may increase our sales of SiC membranes , if existing technology has difficulty meeting any increased requirements, because the hydro cyclone technology currently used in most treatment of produced water is not effective at taking out suspended solids – and is prone to clogging.

Kiln Furniture

Kiln furniture refers to all items used in the kiln to support ceramics which also creates additional space to maximize the number of items for each firing/  Our high-quality SiC kiln furniture can be thinner (allowing more items to be added for each firing, withstand higher heat, lasts longer and can reduce the firing time (significantly reducing energy costs).

We intend to produce kiln furniture as a means to maximize the efficiency of our manufacturing process, not as one of our primary products.

Manufacturing

We currently manufacture our products in facilities located in Ballerup and Gentofte, Denmark and White Bear Lake, Minnesota.  The main raw materials that we use in our manufacturing process are silicon carbide, platinum and palladium.  We purchase these commodities from various sources generally based upon availability and price.  Our principal suppliers of these raw materials are the Saint Gobain Group, Washington Mills Ceramics Corporation and ESK Ceramics GmbH.

 Our manufacturing facilities are operating at peak capacity and we have contracted with a subcontractor located in Tennessee to enable us to meet the current demand for our products.  We have plans to expand our production capacity in both Denmark and Minnesota.

Sales

Our products are sold primarily to large industrial customers.  For the year ended December 31, 2010 our four largest customers accounted for approximately 29%, 15% 14% and 9% respectively of our net sales (approximately 67% in total).  For the year ended December 31, 2009, our three largest customers accounted for approximately 21%, 14% and 13% of our net sales (approximately 48% in total). ..  We will actively market our existing products to new customers as we increase our production capacity.

Government Regulation

We do not believe that we are subject to any special governmental regulations affecting our products in the countries in which we have operations, except that in Minnesota we are required to comply with the Minnesota Air Pollution standards related to the use of our incinerator located in our Minnesota facilities.

Research and Development

We currently have 5 full-time employees spending a majority of their working hours on research and development.  For the years ended December 31, 2010 and 2009 we spent $421,518 and $239,712, respectively, for research and development.

Competition

Our products compete with other filters which are made using both ceramic and plastic membranes.  Most of our competitors are large industrial companies.  However, we believe our patented technology allows us to produce high quality, low cost products that give us an advantage over many of our competitors.  We intend to continue to devote resources to improving our products in order to maintain our existing customers and to add new customers.

Employees

We currently have 77 employees, 60 of which are full time employees.

RISK FACTORS

An investment in us involves a high degree of risk.  You should consider carefully the following information about these risks, together with the other information contained in this Report, before deciding to purchase any of our securities.  If any of the events or developments described below actually occur, our business, results of operations and financial condition would likely suffer.  In these circumstances, you may lose all or part of your investment.  In addition, it is also possible that other risks and uncertainties that affect our business may arise or become material in the future.

General

We can give no assurance of success or profitability to investors.

There is no assurance that we will operate profitably.  There is no assurance that we will generate revenues or profits, or that the market price of our stock will be increased thereby.  During the year ended December 31, 2010, we operated on a break even basis. However, had we owned 100% of Cometas A/S and 100% of LiqTech NA, Corp. as we now do, we would have operated at a loss.

We may in the future issue more shares which could cause a loss of control by present management and current stockholders and/or dilution to investors.

There may be substantial dilution to our shareholders as a result of future decisions of our Board to issue shares without shareholder approval for cash, services, or acquisitions at prices solely determined by our Board.  Additionally, upon issuance, such shares could represent a majority of our voting power and equity.  The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace management at such time.

Officers and directors may have conflicts of interest which may not be resolved favorably to us.

Certain conflicts of interest may exist between the Company and our Officers and Directors.  Our Officers and Directors may have other business interests to which they devote their attention and may be expected to continue to do so.   Our officers devote substantially all of their business time to the Company.  Our Directors are expected to attend scheduled and special meetings of the Board.   If any conflicts of interest arise they are expected to be resolved through exercise of such judgment as is consistent with fiduciary duties to us.

We have agreed to indemnification of officers and directors as is provided by Nevada Statutes, which could result in substantial expenditures by us ..

Nevada Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with any activities on our behalf.  We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

Risks Related to Our Business

We have insufficient funds to develop our business, which may adversely affect our future growth.

Growth of our business will depend in part upon our ability to develop new products and to make strategic acquisitions.  We may not generate sufficient cash flow from our operations to allow us to fund these activities.  We may need to sell additional equity or borrow funds in order to develop these growth strategies and we cannot assure you that we will be able to raise the additional capital and/or borrow the funds needed to implement these plans.

We depend on intellectual property and the failure to protect our intellectual property could adversely affect our future growth and success.

We rely on patent, trademark and copyright law, trade secret protection, and confidentiality and other agreements with employees, customers, partners and others to protect our intellectual property.  However, some of our intellectual property is not covered by any patent or patent application, and, despite precautions, it may be possible for third parties to obtain and use our intellectual property without authorization.

We do not know whether any patents will be issued from pending or future patent applications or whether the scope of the issued patents is sufficiently broad to protect our technologies or processes.  Moreover, patent applications and issued patents may be challenged or invalidated.  We could incur substantial costs in prosecuting or defending patent infringement suits.  Furthermore, the laws of some foreign countries may not protect intellectual property rights to the same extent as do the laws of the United States and Denmark.

The patents protecting our proprietary technologies expire after a period of time.  Currently, our patents have expiration dates ranging from 2021 through 2024.  Although we have attempted to incorporate technology from our core patents into specific patented product applications, product designs and packaging to extend the lives of our patents, there can be no assurance that this approach will be successful in protecting our proprietary technology.  If we are not successful in protecting our proprietary technology, it could have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be successful in protecting our proprietary rights.  Any infringement upon our intellectual property rights could have an adverse effect on our ability to develop and sell commercially competitive systems and components.

We face competition and technological advances by competitors which could adversely affect the sales of our products ..

There is significant competition among companies that provide solutions for pollutant emissions from diesel engines and water purification solutions.  Several companies market products that compete directly with our products.  Other companies offer products that potential customers may consider to be acceptable alternatives to our products and services, including products that are verified by the EPA or other environmental authorities.  We face direct competition from companies with greater financial, technological, manufacturing and personnel resources.  Newly developed products could be more effective and cost efficient than our current or future products.

Failure to obtain required raw materials could affect our ability to supply products to our customers.

We use silicon carbide, platinum and palladium in the manufacture of our products.  There is a limited supply of silicon carbide available to us. As other industries develop products utilizing silicon carbide we may not be able to obtain adequate supplies of silicon carbide required for the manufacture of our existing and planned future water filtration products. Any increased demand for silicon carbide, platinum or palladium could increase the price we must pay to obtain it and could adversely affect our profitability. If our existing suppliers are unable to supply us with our raw material needs we may not be able to find an alternate source of supply.

We rely on sub-contractors to meet current demand for our products and we will need to obtain additional manufacturing capacity in order to increase production of our existing products or to produce our proposed new products

We do not have sufficient manufacturing capacity to meet the current demand for our products and we rely on a single subcontractor to enable us to meet this demand.  The loss of the services of this subcontractor would have an adverse effect on our business.  Our plans for the growth of our business rely upon increasing sales of our existing products and developing and marketing new products. We do not have adequate manufacturing facilities to substantially increase production of our products. Obtaining additional manufacturing capacity will require substantial capital expenditures. We cannot assure you that we will be able to locate such additional facilities and if located we may not have the capital resources to obtain or construct them.

Historically, we have been dependent on a few major customers for a significant portion of our company’s revenue. Our revenue could decline if we are unable to maintain or develop relationships with additional customers and our results of operations could be adversely affected if any one of these customers is unable to meet their financial obligations to us

During the year ended December 31, 2010 we had four customers who accounted for approximately 67% of our total revenues.  If we are unable to diversify our customer base our future results will be heavily dependent on these customers.  If any one of these customers reduces their demand for our products it will have a material adverse effect on our operations.

A significant portion of our account receivables is concentrated with these major customers some of whom have limited working capital resources.  The failure of any such customers to pay amounts owed to us in a timely fashion could have an adverse effect on our results of operations.

Foreign currency fluctuations could adversely impact financial performance.

Our reporting currency is the United States dollar.  Because of our activities in Denmark, the United Kingdom, the European Continent, and Korea, we are exposed to fluctuations in foreign currency rates.  We may manage the risk to such exposure by entering into foreign currency futures and option contracts.  Foreign currency fluctuations may have a significant effect on our operations in the future

Future growth of our business depends, in part, on the general availability of funding for emissions control programs, as well as enforcement of existing emissions-related environmental regulations and further tightening of emission standards worldwide.

Future growth of our business depends in part on the general availability of funding for emissions control programs, which can be affected for economic as well as political reasons.  For example, in light of the recent budget crisis in California, funding was not available for a state-funded emissions control project and its start date was pushed back.  A recent budget proposal put forth by the Obama administration did not include funding for the EPA’s diesel emissions reduction act program in fiscal 2012.  Funding for these types of emissions control projects drives demand for our diesel particulate filters.  If such funding is not available, it can negatively affect our future growth prospects.  In addition to funding, we also expect that our future business growth will be driven, in part, by the enforcement of existing emissions-related environmental regulations and tightening of emissions standards worldwide.  If such standards do not continue to become stricter or are loosened or are not enforced by governmental authorities due to commercial and business pressure or otherwise, it could have a material adverse effect on our business, operating results, financial condition and long-term prospects.

We face constant changes in governmental standards by which our products are evaluated and if we cannot meet any such changes some of our products could become obsolete ..

We believe that, due to the constant focus on the environment and clean air and clean water standards throughout the world, a requirement in the future to adhere to new and more stringent regulations both domestically and abroad is possible as governmental agencies seek to improve standards required for certification of products intended to promote clean air and water.  In the event our products fail to meet these ever-changing standards, some or all of our products may become obsolete.

Our results may fluctuate due to certain regulatory, marketing and competitive factors over which we have little or no control.

The factors listed below, some of which we cannot control, may cause our revenue and results of operations to fluctuate significantly:

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Actions taken by regulatory bodies relating to the verification, registration or health effects of our products.

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The extent to which existing and newly developed products obtain market acceptance.

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The timing and size of customer purchases.

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Customer concerns about the stability of our business, which could cause them to seek alternatives to our solutions and products; and

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Increases in raw material costs.

Any liability for environmental harm or damages resulting from technical faults or failures of our products could be substantial and could materially adversely affect our business and results of operations.

Customers rely upon our products to meet emissions control standards imposed upon them by government.  Failure of our products to meet such standards could expose us to claims from customers.  Our products are also integrated into goods used by consumers and therefore a malfunction or the inadequate design of our products could result in product liability claims.  Any liability for environmental harm or damages resulting from technical faults or failures could be substantial and could materially adversely affect our business and results of operations.  In addition, a well-publicized actual or perceived problem could adversely affect the market’s perception of our products, which would materially impact our financial condition and operating results.

We will incur significant costs as a result of operating as a public company, and our management may be required to devote substantial time to compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses which we estimate to be in excess of $200,000 annually ..  In addition, the Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls as well as mandating certain corporate governance practices.  Our management and other personnel will devote a substantial amount of time and financial resources to these compliance initiatives.

If we fail to staff our accounting and finance function adequately, or maintain internal control systems adequate to meet the demands that are placed upon us as a public company, we may be unable to report our financial results accurately or in a timely manner and our business and stock price may suffer.  The costs of being a public company, as well as diversion of management’s time and attention, may have a material adverse effect on our future business, financial condition and results of operations.

We will need to add qualified additional personnel as we expand our business and we may not be able to employ such persons , which will affect our ability to expand ..

Our current employees are spending virtually all of their time on our existing products and customers.  In order to expand our product offerings and customer base we will need to hire additional qualified personnel.  We cannot assure you that we will be able to locate such persons and even if we locate them we may not have the funds to employ them.

We may depend upon outside advisors, who may not be available on reasonable terms and as needed.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, attorneys, or other consultants or advisors.  Our Board, without any input from stockholders, will make the selection of any such advisors.  Furthermore, we anticipate that such persons will be engaged on an "as needed” basis without a continuing fiduciary or other obligation to us, and we cannot assure you that their services will be available to us on a timely basis.

Our success will depend, to a large degree, on the expertise and experience of the members of our management team.

Our success is, to a large degree, dependent upon the expertise and experience of the management team and their ability to attract and retain quality personnel.

A significant portion of our assets and the majority of our officers and directors are located outside of the United States of America and therefore it may be difficult for an investor to enforce within the United States any judgments obtained against us or such officers and directors.

A significant portion of our assets are located outside of the United States.  In addition, the majority of our officers and directors are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States.  As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or such officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.  In addition, there is uncertainty as to whether the courts of other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in other jurisdictions against us, or such officers and directors predicated upon the securities laws of the United States or any state thereof.

Risks Related to Our Common Stock

There is a limited trading market for our Common Stock, which could make it difficult for your to liquidate an investment in our Common Stock, in a timely manner.

Our Common Stock is currently traded on the OTC Bulletin Board.  Because there is a limited public market for our Common Stock, you may not be able to liquidate your investment when you want.  We cannot assure you that an active trading market for our Common Stock will ever develop.

There is limited trading in our Common Stock and we cannot assure you that an active public market for our Common Stock will ever develop.  The lack of an active public trading market means that you may not be able to sell your shares of Common Stock when you want, thereby increasing your market risk.  Until our Common Stock is listed on an Exchange, we expect that it will continue to be listed on the OTC Bulletin Board.  However, an investor may find it difficult to obtain accurate quotations regarding the Common Stock’s market value.  In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect its liquidity.

If securities analysts do not publish research or reports about our business or if they downgrade us or our sector, the price of our Common Stock could decline.

The trading market for our Common Stock will depend in part on research and reports that industry or financial analysts publish about us or our business.  We do not control these analysts.  Furthermore, if one or more of the analysts who cover us downgrades us or the industry in which we operate or the stock of any of our competitors, the price of our Common Stock will probably decline.  If one or more of these analysts ceases coverage altogether, we could lose visibility, which could also lead to a decline in the price of the Common Stock.

We cannot assure you that our Common Stock will become listed on a securities exchange and the failure to do so may adversely affect your ability to dispose of our Common Stock in a timely fashion ..

We plan to seek listing of our Common Stock on the American Stock Exchange AMEX (“AMEX”) or a Nasdaq exchange as soon as reasonably practicable.  We may not currently meet the initial listing standards of any of those exchanges or any other stock exchange, and cannot assure you when or if we will meet the listing standards, or that we will be able to maintain a listing of the Common Stock on any stock exchange.

The market price and trading volume of our Common Stock may be volatile, which may adversely affect its market price ..

The market price of our Common Stock could be subject to significant fluctuations due to factors such as:

•

actual or anticipated fluctuations in our financial condition or results of operations;

•

the success or failure of our operating strategies and our perceived prospects; realization of any of the risks described in this section; failure to be covered by securities analysts or failure to meet the expectations of securities analysts;

•

a decline in the stock prices of peer companies; and

•

a discount in the trading multiple of our Common Stock relative to that of Common Stock of certain of our peer companies due to perceived risks associated with our smaller size.

As a result, shares of our Common Stock may trade at prices significantly below the price you paid to acquire them. Furthermore, declines in the price of our Common Stock may adversely affect our ability to conduct future offerings or to recruit and retain key employees, including our managing directors and other key professional employees.

Your interest in us may be diluted if we issue additional shares of Common Stock.

In general, stockholders do not have preemptive rights to any Common Stock issued by us in the future.  Therefore, stockholders may experience dilution of their equity investment if we issue additional shares of Common Stock in the future, including shares issuable under equity incentive plans, or if we issue securities that are convertible into shares of our Common Stock.

Our Common Stock may be considered a “penny stock.  ”

Trades of our common stock are subject to Rule 15g-9 promulgated by the Securities and Exchange Commission (the SEC) under the Securities Exchange Act of 1934, as amended (the Exchange Act), which imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors.  For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has other rules that regulate broker/dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on a national securities exchange, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of the foregoing, investors may find it difficult to sell their shares.

We have no current plan to pay dividends on our Common Stock and investors may lose the entire amount of their investment.

We have no current plans to pay dividends on our Common Stock.  Therefore, investors will not receive any funds absent a sale of their shares.  We cannot assure investors of a positive return on their investment when they sell their shares nor can we assure that investors will not lose the entire amount of their investment.

*********

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Holding’s audited and unaudited consolidated financial statements and the related notes and the pro forma financial information that appears elsewhere in this Report.  In addition to the historical and pro forma information, this discussion includes forward-looking statements reflecting our current expectations that involve assumptions, risks and uncertainties.  Actual results and the timing of events may differ significantly from those projected in the forward-looking statements due to a number of factors, including those set forth in the section entitled "Risk Factors" and elsewhere in this Report.

Overview

LiqTech Denmark and its subsidiaries (hereinafter “ LiqTech ”) has for more than a decade developed and manufactured products of re-crystallized silicon carbide.  Among these, LiqTech has specialized in three business areas: Diesel Particulate filters (DPFs) for the control of soot exhaust particles from diesel engines, Ceramic membranes for water filtration and Kiln Furnitures for the refractory industry. We are an award winning cleantech company that provides state-of-the-art technologies for gas and liquid purification by manufacturing ceramic silicon carbide filters.  Using nanotechnology, we develop proprietary products using patented silicon carbide technology.  Our products are based on unique silicon carbide membranes which facilitate new applications and improve existing technologies.

Results of Operations

The following table sets forth our revenues, expenses and net income for the six-month periods ended June 30, 2011 and 2010, and the years ended December 31, 2010 and 2009.  The financial information below, to the extent it relates to the years ended December 31, 2010 and 2009, are derived from our audited consolidated financial statements included elsewhere in this Report.  The financial information for the six month periods ended June 30, 2011 and 2010 is derived from our unaudited condensed consolidated financial statements included elsewhere in this Report.

June 30, 2011 compared to June 30, 2010

Net Income

Net income attributable to LiqTech Denmark for the six month period ended June 30, 2011 was a loss of $126,041 compared to a profit of $181,769 for the comparable period in 2010, representing a decrease of $307,810, or 169.3%.  This decrease was primarily attributable to a decrease of $269,682 in our gross profit and partly offset by a decrease of $215,789 in total operating expenses.  The largest contributors to the decrease in operating expenses was general and administrative expenses, which decreased by $128,663 , or 12.8% and research and development expenses, which decrease by $61,540, or 19.9%, compared to the same period in 2010.

Revenues

Net sales for the six month period ended June 30, 2011 was $6,723,211 compared to $8,253,040 for the same period in 2010, representing a decrease of $1,529,829, or 18.5%.  The decrease was mainly due to lower revenues from the sale of DPFs outside the US and from catalytic coating.  Approximately $1,100,000 of the decrease was due to a decrease in revenues from catalytic coating.

Gross profit

Gross profit for the six month period ended June 30, 2011 was $1,815,222 compared to $2,084,904 for same period in 2010, representing a decrease of $269,682, or 12.9%.  The decrease in gross profit was mainly due to a $268,343, or 51.0% increase in the depreciation expense on our production equipment.  The increase in our depreciation expense is a result of our continuing investment in our production capacity which we believe with enable our business to continue to grow and execute our expansion plan.  Our gross margin has for the six month period ended June 30, 2011 has increased to 27.0% compared to 25.3% for the comparable period in 2010.

Expenses

Total operating expenses for the six month period ended June 30, 2011 was $1,758,865, a decrease of $215,789, or 10.9%, compared to $1,974,654 for the same period in 2010.   The decrease in our operating expense was mainly due to a reduction in personnel and salaries in an effort to cut costs and streamline our company.

Selling expenses for the six month period ended June 30, 2011 was $635,205 compared to $660,791 for the same period in 2010, representing a decrease of $25,586, or 3.9%.

General and administrative expenses for the six month period ended June 30, 2011 was $875,835 compared to $1,004,498 for the same period in 2010, representing a decrease of $128,663, or 12.8%.  The decrease is mainly due to a reduction in salaries caused by streamlining our organization for the six month period ended June 30, 2011 compared to the same period in 2010.

Research and development expenses for the six month period ended June 30, 2011 was $247,825 compared to $309,365 for the same period in 2010, representing a decrease of $61,540, or 19.9%.

December 31, 2010 compared to December 31, 2009

Net Income

Net income attributable to LiqTech Denmark for the year ended December 31, 2010 was a loss of $6,629 compared to a profit of $329,502 for the year ended December 31, 2009, representing a decrease of $336,131, or 102.0%.  This decrease was attributable to a $200,090 decrease in our gross profit and an increase of $591,730 in total operating expenses.  The largest contributor to the increase in expenses was General and Administrative Expenses, which increased by $354,514 or 25.4% compared to the year ended December 31, 2009.

Revenues

Our Net Sales for the year ended December 31, 2010 was $15,728,817 compared to $12,897,223 for the year ended December 31, 2009, representing an increase of $2,831,594, or 22.0%.  This increase is mainly due to the expansion of our sales team and marketing efforts , which resulted in increased sales of our products ..

Expenses

Our total operating expenses for the year ended December 31, 2010 was $3,646,770 an increase of $591,730 compared to $3,055,040 for the year ended December 31, 2009.  This increase is mainly due to our increased investment in additional sales and marketing personnel in an effort to increase sales of our products and in research and development.

Selling expenses for the year ended December 31, 2010 was $1,476,656 compared to $1,421,246 for the year ended December 31, 2009, representing an increase of $55,410, or 3.9%.

General and administrative expenses for the year ended December 31, 2010 was $1,748,596 compared to $1,394,082 for the year ended December 31, 2009, representing an increase of $354,514, or 25.4%.  This increase is mainly due to our increased investment in sales and marketing, which we believe will enable us to grow our business.

Research and development expenses for the year ended December 31, 2010 was $421,518 compared to $239,712 for the year ended December 31, 2009, representing an increase of $181,806, or 75.8%.  These increased costs were as a result of our determination to continue to invest in improving our existing products and to develop new products using our patented technology.    We believe that investing in research and development will enable us to continue to grow our business organically.

Liquidity and Capital Resources

We have historically satisfied our capital and liquidity requirements through internally generated cash from operations and our available lines of credit.  At June 30, 2011, we had cash of $266,544 and working capital of $3,552,627 and at December 31, 2010 we had cash of $559,259 and working capital of $3,028,137.

LiqTech Denmark has a DKK 6,000,000 (approximately $1,070,000) standby line of credit with a bank, subject to certain borrowing base limitations.  Outstanding borrowings are due on demand.  There was $764,571 and $500,522 outstanding as of December 31, 2010 and 2009, respectively.  Interest is charged monthly at 4.35% at December 31, 2010, the line is secured by certain of our receivables, inventory and equipment.  At June 30, 2011, there was approximately $300,000 available under this line of credit.

LiqTech Delaware has a $100,000 standby line of credit with a bank, subject to certain borrowing base limitations. Outstanding borrowings are due on demand.  There was $0 and $40,806 outstanding as of December 31, 2010 and 2009, respectively. Interest is charged monthly at either the LIBOR rate plus 3.5%, or the greater of the federal funds rate plus 1% or the prime rate plus 1% at LiqTech  Delaware’s discretion.  This liner of credit is guaranteed by LiqTech Denmark.

Cometas has a DKK 3,000,000 ($534,445 and $578,024 at December 31, 2010 and 2009) standby line of credit with a bank, subject to certain borrowing base limitations.  Outstanding borrowings are due on demand.  There was $268,517 and $0 outstanding as of December 31, 2010 and 2009, respectively.  Interest is charged quarterly at CIBOR rate (Copenhagen Interbank Offered Rate) plus 2.5%.

Cash Flows

June 30, 2011 compared to June 30, 2010

For the six month period ended June 30, 2011, cash used by operations was $178,191 compared to cash provided by operations of $914,442 for the same period in 2010, a decrease of $1,092,663.  The decrease was primarily due to an increase in our accounts receivables of $1,784,722 in 2011 against a decrease of $1,724,862 for same period in 2010.  This was partly offset by an increase in accounts payable.

The increase in accounts receivable was due to a higher level of sales in the first half of 2011 compared to the second half of 2010. This combined with a decrease in the collection of receivables and longer terms of payment for some specific customers all lead to higher accounts receivables.

Contributing to t he increase in inventory is a increased demand for our products in the United States during 2011 and an increase in the reported value of inventory for our Danish subsidiaries due to a different exchange rate between the Danish Kroner and the U.S. dollar (our reporting currency).

Accounts payable increased as inventory increased due to our planning for a higher activity level in second half of 2011.

The increase in accrued expenses of $39,661 is mainly due to an increase in income taxes.

For the six month period ended June 30, 2011, cash used by investing activities was $ 744,192 compared to cash used by investing activities of $66,053 for the same period in 2010, an increase of $ 678,139 ..   During 2011, we purchased additional production equipment in order to meet the continuing increase in the demand for our products.

For the six month period ended June 30, 2011, cash provided by financing activities was $669,329 compared to cash used by financing activities of $1,113,985 for the comparable period in 2010. During the first half of 2011 we have increased our lines of credit which will permit us to continue our investment in production equipment.

At December 31, 2010 compared to December 31, 2009

For the year ended December 31, 2010, cash provided by operations was $1,262,449 compared to cash used by operations of $54,256 for the year ended December 31, 2009, an increase of $1,316,705. The increase was primarily due to a decrease in our accounts receivables, partly offset by a decrease in accounts payable and accrued expenses.

The decrease in accounts receivable, inventory and accounts payable is mainly due to lower than expected fourth quarter sales in our Danish subsidiaries partly offset by an increase in sales in the U.S.

For the year ended December 31, 2010, cash used by investing activities was $1,339,065 compared to cash used by investing activities of $1,022,240 for the year ended December 31, 2009, an increase of $316,825, or 31.0%.  This increase was due to an increase in purchase of property and equipment due to the continuing increase in the demand for our products.  Our capital expenditures for the year ended December 31, 2010 were $1,339,065.  These expenditures primarily related to production equipment needed to increase our production capacity.

We believe that our cash flow together with currently available funds from our existing lines of credit and other potential sources of funds will be sufficient to fund our anticipated working capital needs and capital spending requirements for the foreseeable future.  However, if we were to incur any unanticipated expenditures or the positive trend of our operating cash flow does not continue, such circumstances could put a substantial burden on our cash resources.

We may also need additional funds for possible future strategic acquisitions of businesses, products or technologies complementary to our business.  If additional funds are required, we may raise such funds from time to time through public or private sales of equity or debt securities. Financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could materially adversely impact our growth plans and our financial condition and results of operations. Additional equity financing may be dilutive to holders of the Common Stock, and debt financing, if available, may involve significant cash payment obligations and covenants that restrict our ability to operate our business.

Significant Accounting Policies

Critical Accounting Estimates

The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Our most critical accounting estimates include:

•	the assessment of collectability of accounts receivable, which impacts operating expenses when and if we record bad debt or adjust the allowance for doubtful accounts;
•	the assessment of recoverability of long-lived assets, which impacts gross margin or operating expenses when and if we record asset impairments or accelerate their depreciation;
•	the recognition and measurement of current and deferred income taxes (including the measurement of uncertain tax positions), which impact our provision for taxes;
•	the valuation of inventory, which impacts gross margin; and
•

the recognition and measurement of loss contingencies, which impact gross margin or operating expenses when we recognize a loss contingency, revise the estimate for a loss contingency, or record an asset impairment.

Below, we discuss these policies further, as well as the estimates and judgments involved.

Accounts Receivable/ Allowance for Doubtful Accounts / Bad Debt

We assess the collectability of accounts receivable on an ongoing basis and establish an allowance for doubtful accounts when collection is no longer reasonably assured. Factors that we consider in establishing the allowance include known troubled accounts, historical experience, age, and other currently available evidence.

The roll forward of the allowance for doubtful accounts for the six months ended June 30, 2011 and 2010 is as follows

	2011	2010
Allowance for doubtful accounts
at the beginning of the period	$452,266	$221,400
Bad debt expense	-	8,628
Amount of receivables written off	(452,266)	(15,414)
Effect of currency translation	-	(30,492)

Allowance for doubtful accounts
at the end of the period	$-	$184,122

Company’s best estimate of probable losses inherent in the accounts receivable balance.  The Company determines the allowance based  impairment of long-lived assets when events or changes in circumstances indicate that the carrying value of the assets or the asset grouping may not be recoverable. Factors that we consider in deciding when to perform an impairment review include significant under-performance of a business or product line in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in our use of the assets. We measure the recoverability of assets that will continue to be used in our operations by comparing the carrying value of the asset grouping to our estimate of the related total future undiscounted net cash flows. If an asset grouping’s carrying value is not recoverable through the related undiscounted cash flows, the asset grouping is considered to be impaired. The impairment is measured by comparing the difference between the asset grouping’s carrying value and its fair value. Long-lived assets such as goodwill; intangible assets; and property, plant and equipment are considered non-financial assets, and are recorded at fair value only if an impairment charge is recognized.

Long-Lived Assets

We assess the impairment of long-lived assets when events or changes in circumstances indicate that the carrying value of the assets or the asset grouping may not be recoverable. Factors that we consider in deciding when to perform an impairment review include significant under-performance of a business or product line in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in our use of the assets. We measure the recoverability of assets that will continue to be used in our operations by comparing the carrying value of the asset grouping to our estimate of the related total future undiscounted net cash flows. If an asset grouping’s carrying value is not recoverable through the related undiscounted cash flows, the asset grouping is considered to be impaired. The impairment is measured by comparing the difference between the asset grouping’s carrying value and its fair value. Long-lived assets such as goodwill; intangible assets; and property, plant and equipment are considered non-financial assets, and are recorded at fair value only if an impairment charge is recognized.

Impairments of long-lived assets are determined for groups of assets related to the lowest level of identifiable independent cash flows. Due to our asset usage model and the interchangeable nature of our ceramic filter manufacturing capacity, we must make subjective judgments in determining the independent cash flows that can be related to specific asset groupings. In addition, as we make manufacturing process conversions and other factory planning decisions, we must make subjective judgments regarding the remaining useful lives of assets, primarily process-specific filter manufacturing tools and building improvements.  If we determine that the useful lives of assets are shorter than we had originally estimated, we accelerate the rate of depreciation over the assets’ new, shorter useful lives. During six months ended June 30, 2011 and years ended December 31, 2010 and 2009, no impairment charge of long-lived assets has been recorded.

Income Taxes

We must make estimates and judgments in determining the provision for taxes for financial statement purposes. These estimates and judgments occur in the calculation of tax credits, benefits, and deductions, and in the calculation of certain tax assets and liabilities that arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes. Significant changes in these estimates may result in an increase or decrease to our tax provision in a subsequent period.

We must assess the likelihood that we will be able to recover our deferred tax assets. If recovery is not likely, we must increase our provision for taxes by recording a valuation allowance against the deferred tax assets that we estimate will not ultimately be recoverable. We believe that we will ultimately recover the deferred tax assets recorded on our consolidated balance sheets. However, should there be a change in our ability to recover our deferred tax assets, our tax provision would increase in the period in which we determined that the recovery was not likely. Recovery of a portion of our deferred tax assets is impacted by management’s plans and methods of allocating research and development costs to the underlying reporting units.

The calculation of our tax liabilities involves uncertainties in the application of complex tax regulations in Denmark and the United States. When a tax position is determined uncertain, we recognize liabilities based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. If we determine that a tax position will more likely than not be sustained on audit, the second step requires us to estimate and measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as we have to determine the probability of various possible outcomes. If  uncertainties arise we re-evaluate the tax positions on a quarterly basis. This evaluation is based on factors such as changes in facts or circumstances, changes in tax law, new audit activity, and effectively settled issues. Determining whether an uncertain tax position is effectively settled requires judgment. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision.

Inventory

The valuation of inventory requires us to estimate obsolete or excess inventory as well as inventory that is not of saleable quality. The determination of obsolete or excess inventory requires us to estimate the future demand for our products. The estimate of future demand is compared to work-in-process and finished goods inventory levels to determine the amount, if any, of obsolete or excess inventory. As of December 31, 2010, we had total furnace parts and supplies of $250,526, raw material of $397,634, work-in-process inventory of $529,253 and total finished goods inventory of $721,268. The estimated future demand  is included in the development of our short-term manufacturing plans to enable consistency between inventory valuation and build decisions. Product-specific facts and circumstances reviewed in the inventory valuation process include a review of the customer base, acceptance of the product by the customer and the various environmental authorities, competitor’s products, as well as an assessment of the selling price in relation to the product cost. If our demand forecast for specific products is greater than actual demand and we fail to reduce manufacturing output accordingly, we could be required to write off inventory, which would negatively impact our gross margin.

In order to determine what costs can be included in the valuation of inventory, we must determine normal capacity at our manufacturing and assembly and test facilities, based on historical production, compared to total available capacity. If the factory production are below the established normal capacity level, a portion of our manufacturing overhead costs would not be included in the cost of inventory, and therefore would be recognized as cost of sales in that period, which would negatively impact our gross margin. We refer to these costs as excess capacity charges. Over the past two years we have experience no, excess capacity charges.  We have had to outsource the firing of certain product to meet demand.

Loss Contingencies

We are subject to various legal and administrative proceedings and asserted and potential claims, accruals related product warranties and potential asset impairments (loss contingencies) that arise in the ordinary course of business. An estimated loss from such contingencies is recognized as a charge to income if it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Disclosure of a loss contingency is required if there is at least a reasonable possibility that a loss has been incurred. The outcomes of legal and administrative proceedings and claims, and the estimation of product warranties and asset impairments, are subject to significant uncertainty. Significant judgment is required in both the determination of probability and the determination as to whether a loss is reasonably estimable. With respect to estimating the losses associated with repairing and replacing parts in connection with product warranty, we make judgments with respect to customer claim rates.  Current warranty estimates are immaterial for accrual or further disclosure. At least quarterly, we review the status of each significant matter, and we may revise our estimates. These revisions could have a material impact on our results of operations and financial position.

Recent Enacted Accounting Standards

For a description of accounting changes and recent accounting standards, including the expected dates of adoption and estimated effects, if any, on our consolidated financial statements, see “Note 1: Recently Enacted Accounting Standards”  in the accompanying Financial Statements.

OFF BALANCE SHEET ARRANGEMENTS

We are not aware of any material transactions which are not disclosed in our consolidated financial statements.

PROPERTIES

Our corporate headquarters are located in Grusbakken 12, DK-2820 Gentofte Denmark, where we lease approximately 17,000 square feet.  Under the lease, the lease term continues indefinitely and may be terminated upon 6 months prior notice from the landlord or, by us, upon 12 months prior notice.  Our U.S. operations are located at 1804 Buerkle Road White Bear Lake, Minnesota 55110 where we lease approximately 30,000 square feet under lease through April 2013.  We also lease a production facility in Industriparken 22C, 2750 Ballerup, Denmark consisting of approximately 35,000 square feet.  The lease is for a term of five years until August 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Report and giving effect to the Merger, certain information regarding the beneficial ownership of our Common Stock, the only class of securities we have currently outstanding, of (i) each director and named executive officers (as defined on page 20 below) individually, (ii) all directors and named executive officers as a group, and (iii) each person known to us who is known to be the beneficial owner of more than 5% of our Common Stock.  In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to securities.  To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Shares Beneficially Owned Immediately after the Merger(1)
Name of Beneficial Owner(2)
	Number	Percent(3)
Directors and Named Executive Officers:
Lasse Andreassen (4)	1,875,000	8.7%
Donald S. Debelak	400,000	1.9%
Jens Husted Kjær	-	-
Aldo Petersen(5)	5,703,541	24.3%
Paul Burgon	-	-
John F. Nemelka	102,000	*
Michael Sonneland (6)	412,500	1.9%
All officers and directors as a group (8 persons)(7)	9,243,041	39.3%

5% Shareholders:
LaksyaVentures, Inc. (8)	3,199,792	13.6%
David Nemelka (9)	4,666,417	20.5%

_______________________________

*

Less than 1.0%.

(1)

Under the rules and regulations of the SEC, beneficial ownership includes (i) shares actually owned, (ii) shares underlying options and warrants that are currently exercisable and (iii) shares underlying options and warrants that are exercisable within 60 days of the date of this Report.  All shares beneficially owned by a particular person under clauses (ii) and (iii) of the previous sentence are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Unless otherwise indicated, the address for each person listed above is: c/o LiqTech , Grusbakken 12, DK-2820 Gentofte, Denmark.

(3)

Based on 21,600,000 shares issued and outstanding immediately after the Merger.

(4)

Shares are owned by El Salto ApS, a Danish entity.  The voting and disposition of the shares owned by El Salto is controlled by Mr. Andreassen.

(5)

Includes (i) 3,428,541 shares owned by APE Invest A/S, a Danish entity controlled by Mr. Petersen, of which 900,000 shares underlie a 5-year warrant immediately exercisable at an exercise price of $1.50 per share; and (ii) 2,275,000 shares owned by four entities controlled by Mr. Petersen’s spouse of which 1,000,000 shares underlie a 5-year warrant immediately exercisable at an exercise price of $1.50 per share.  Mr. Petersen disclaims beneficial ownership of the 2,275,000 shares owned by the four entities controlled by Mr. Petersen’s spouse.

(6)

Shares are owned by NSMSO Holding ApS, a Danish entity.  The voting and disposition of the shares owned by NSMSO is controlled by Mr. Sonneland.

(7)

Includes five-year warrants immediately exercisable for an aggregate of 1,900,000 shares at an exercise price of $1.50 per share.

(8)

Includes five-year warrants immediately exercisable for an aggregate of 1,900,000 shares at an exercise price of $1.50 per share.  The voting and disposition of the shares owned by Laksya Ventures is controlled by Neil Persh.

(9)

Includes five-year warrants immediately exercisable for an aggregate of 1,135,000 shares at an exercise price of $1.50 per share.

We know of no arrangements, including pledges, by or among any of the forgoing persons, the operation of which could result in a change of control of us.

DIRECTORS AND EXECUTIVE OFFICERS AND KEY EMPLOYEES

Set forth below is information concerning our directors, senior executive officers and other key employees.

Name	Age	Titles

Officers and Directors(1):
Aldo Petersen	50	Chairman and Director
Lasse Andreassen	58	Chief Executive Officer (Principal Executive Officer) and Director
Soren Degn	42	Chief Financial Officer (Principal Accounting Officer)
Donald S. Debelak	61	Head of U.S. Operations
Paul Burgon	41	Director
John F. Nemelka	45	Director
Michael Sonneland	42	Director

__________

(1)

The current directors are Gordon Tattersall and Aldo Petersen, who was appointed by Gordon Tattersall on the Effective Time.  Mr. Tattersall has resigned from the Board of Directors effective as of the Effective Date, which we expect will be on or about September 8, 2011.  On the Effective Date, the appointment of Messrs. Andreassen, Burgon, Nemelka and Sonneland to the Board of Directors will become effective.

Executive officers are appointed by and serve at the pleasure of the Board of Directors.  A brief biography of each director and executive officer follows:

Aldo Petersen.  Aldo Petersen is chairman of LiqTech.  He has been the CEO of APE Invest A/S a private Danish investment company since 2006 when he sold Telepartner, a company he founded, and was listed on the NASDAQ in 1997. Prior to Telepartner, he started and sold one of Denmark’s first hedge funds, Dansk Fromue Invest.  Mr. Petersen is a major investor in Greentech, a renewable energy company that builds wind farms in Denmark, Germany, Poland and Italy. He is a private investor in wind farms in Germany and France, and is also a major investor in Football Club Copenhagen (listed on the Copenhagen Stock Exchange). Mr. Petersen has a B.A. degree in Economics from Copenhagen Business School.

Lasse Andreassen.  Mr. Andreassen is the CEO of LiqTech. In 1999, Mr. Andreassen co-founded LiqTech and has served as its CEO since 2002. From 1997 to 2001, Mr. Andreassen held Director positions at Kampsax (a consulting firm). From 1995 to 1997, Mr. Andreassen worked as the Director of Operations for Hydro Texaco Denmark. Previously, he also was Vice President of Danfoss’s system control business and Director of Operations for the Mexican division of Niro Atomizers. Mr. Andreassen has a B.S. degree in Mechanical Engineering from Københavns Teknikum.

Soren Degn.  Mr. Degn is the CFO of LiqTech. From 2008 until 2011, he was the CFO of Guava, a publicly listed internet advertising company. From 2007 to 2008, Mr. Degn served as CFO of Advance Renewable Energy Ltd. From 2001 to 2006, he was the CFO of EuroTrust (a NASDAQ/AIM listed Company). From 1996 to 2001, he was the financial controller at Kampsax (a consulting company). From 1989 to 1996, he worked at KPMG in Denmark. Mr. Degn has a B.A. degree in Business Administration and an M.B.A. from the Copenhagen Business School.

Donald S. Debelak.  Mr. Debelak is the President/CEO of LiqTech ’s North American facility. In 2004, Mr. Debelak started working for LiqTech as the exclusive North American Representative and became President when LiqTech started its manufacturing facility in late 2005. Prior to working with LiqTech , Mr. Debelak was Director of Marketing and Business Development for Chart Industries’ NexGen Fueling Division which provides clean burning liquid natural gas (LNG) vehicle tanks and fueling stations primarily to Arizona and California customers. Previous positions include Director of Marketing and Sales for Magnetic Processing Systems, a metal working start-up company, and Marketing Director for Philtech Instrument Company and Syntex Dental Products. Mr. Debelak is also the author of 15 business books, primarily related to new product introductions and marketing, published by McGraw Hill, Entrepreneur Media, John Wiley and Sons and Adams Media. Mr. Debelak has a B.S. degree in Chemistry from the University of Minnesota and an M.B.A. from Rutgers University.

Paul Burgon.  Mr. Burgon is the interim Chief Financial Officer of SWK Holdings Corporation (OTCBB: SWKH).  Mr. Burgon has served as a Principal and CFO of NightWatch Capital Advisors, LLC since March 2005.  Mr. Burgon was a Manager and then Director of Corporate Development for Danaher Corporation from 1998 to 2005, where he completed approximately 50 transactions with a value of almost $2 billion.  Mr. Burgon led corporate development at Fluke Corporation from 1997 to 1998 and worked at Coopers and Lybrand from 1994 to 1997.  Mr. Burgon holds a B.S.BA. degree (cum laude) in Finance and International Business and an M.B.A. degree from the McDonough School of Business at Georgetown University.

Michael Sonneland.   From 1997 until 2011, Mr. Sonneland has been the CEO of Narum Stormarked A/S, a Danish supermarket.  From 1995 to 1997, he served as a management consultant for Arthur Andersen.  Mr. Sonneland has a B.A. degree in Business Administration and an M.B.A. from the Copenhagen Business School.

John F. Nemelka.  Mr. Nemelka has been serving as the interim CEO of SWK Holdings, a publicly traded company, since January 2010 and a director since October 2005.  He founded NightWatch Capital Group, LLC, an investment management business, and has served as its managing principal since its formation in July 2001.  Since October 2009, Mr. Nemelka has also been serving on the Board of Directors of SANUWAVE Health, Inc., a publicly traded company.  Mr. Nemelka holds a B.S. degree in Business Administration from Brigham Young University and an M.B.A. degree from the Wharton School at the University of Pennsylvania.

According to our bylaws, the number of directors at any one time may not be less than one or more than seven. The maximum number of directors at any one time may be increased by a vote of a majority of the directors then serving.

Currently, the Board of Directors consists of two members, none of whom qualify as “independent” under the rules and regulations of the SEC and the Amex (although we are not listed on the Amex).  Until the Merger, Gordon Tattersall was Blue Moose’s sole director.  In connection with the Merger, Mr. Tattersall appointed Mr. Petersen, then an officer and a director of LiqTech USA, as a director of Blue Moose effective immediately upon the consummation of the Merger and they then appointed Messrs. Andreassen, Burgon, Nemelka and Sonneland as directors.  Mr. Tattersall then resigned as a director.

Our charter provides for the annual election of directors.  At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.  It is anticipated that the Board of Directors will meet at least quarterly.

Following is a brief description of the specific experience and qualifications, attributes or skills of each director that led to the conclusion that such person should serve as a director of the Company.

Mr. Andreassen's knowledge regarding our operations and the markets in which we compete, provides a critical link between management and the board, enabling the board to provide its oversight function with the benefit of management's perspective of the business.

Mr. Peterson's knowledge regarding our history and operations provides a critical link between management and the board, enabling the board to provide its oversight function with the benefit of management's perspective of the business.

Mr. Nemelka's experience is investment management and his hands-on experience in public company corporate governance provides the Board with the perspective of an active investor with a critical understanding of the capital raising markets and corporate governance matters.

Mr. Burgon's hands-on experience in public company corporate governance and corporate finances provides the board with a unique perspective on corporate governance matters and corporate finance matters.  Given his financial experience, Mr. Burgon has been determined by our board to be the Audit Committee financial expert.

Mr. Sonneland’s experience as a corporate executive and management consultant for Arthur Andersen, which at that time was one of the "Big Five" accounting firms providing auditing, tax, and consulting services to large corporations, and his educational background in business administration provides the Board with valuable management and leadership skills and an understanding of corporate governance matters.

Family Relationships

None of the directors (including the prospective directors) or executive officers is related by blood, marriage or adoption.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions.  As of the date of this Report, the Board of Directors has not established any committees.  However, we expect that the Board of Directors will increase the maximum number of directors that may serve at any one time and will appoint new directors who qualify as “independent” to fill those seats.  Once the Board of Directors has been expanded, we anticipate that the Board of Directors will establish separate audit, compensation and nominating and corporate governance committees, whose members will qualify as “independent,” and may, from time to time, establish other committees it deems appropriate.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2010 and 2009 earned by or paid to our chief executive officer and our two other most highly compensated executive officers in 2010 whose total compensation exceeded $100,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards($)	Other	Total ($)
Lasse Andreassen, Chief executive officer	2010 2009	147,438(2) 166,034(2)	- -	- -	- -	146,438 166,034

Donald S. Debelak, Head of U.S. Operations	2010 2009	162,000 144,000	- -	- -	- -	162,000 144,000

Jens Husted Kjær(3), CEO of Cometas	2010 2009	166,568 173,516	- -	- -	- -	166,568 173,516

(1)

Total salaries for Messrs. Andreassen and Kjaer for 2009 and 2010 are reported on an as-converted basis from Danish Krone (DKK) to U.S. dollars ($) based on the currency exchange rate of $1.00 = DKK 5.6133, as of December 31, 2010. We do not make any representation that the Danish Krone amounts could have been, or could be, converted into U.S. dollars at such rate on December 31, 2010, or at any other rate.

(2)

For the years ended December 31, 2010 and 2009, Mr. Andreassen was entitled to an annual base salary of approximately $178,000.

(3)

Resigned from his position in April 2011.

Employment Arrangements

Agreements with Named Executive Officers

We have employment agreements with Messrs Andreassen and Debelak.

Effective upon the closing of the Merger, we entered into a new employment agreement with Lasse Andreassen for his continued employment as our CEO.  Under the agreement, Mr. Andreassen will (i) through January 2013, earn a base annual salary of approximately DKK 1,200,000 (or approximately $214,000 based on the currency exchange rate of $1.00 = DKK 5.6133 as of December 31, 2010); (ii) be entitled to an annual bonus of 3 year warrants exercisable for the number of shares of our common stock determined by multiplying earnings before interest expense and taxes (EBIT) by a factor of 0.25 and dividing the resulting product by the average price per share of our common stock during the 10 days before the publication of our results of operations for the last completed fiscal year; (iii) be entitled to monthly contributions from us into his retirement plan of an amount equal to 10% of his base salary; (iv) be entitled to participate in all of our employee benefit programs available to management executives, including health and long-term disability insurance; and (v) upon termination by us for any reason other than for Cause, be entitled to a severance payment equal to 36 months of his salary; and (vi) provide us with 24 months prior notice upon his voluntary termination of employment.

Mr. Andreassen’s previous employment agreement was terminated on the Effective Date.  Under that agreement, Mr. Andreassen’s annual compensation included an annual base salary of approximately DKK 1,000,000 (or approximately $178,148 based on the currency exchange rate of $1.00 = DKK 5.6133 as of December 31, 2010) plus an annual bonus in an amount equal to 10% of our annual net profit.  In addition, upon termination of his employment (i) by us for any reason, other than for Cause, be was entitled to a severance payment equal to 24 months of his salary; and (ii) by him voluntarily, he was required to provide us with 12 months prior notice.

The employment agreement with Mr. Debelak was entered into and effective as of November 16, 2005, is in currently effect through November 1, 2011 and subject to renewal, at our option, through November 1, 2014 upon notice at least 30 days prior to November 1, 2011.  Mr. Debelak’s annual compensation includes an initial annual base salary of $120,000 which has been increased to $162,000 in 2010.  He is also entitled to participate in all of our employee benefit programs available to management executives, including health and long-term disability insurance.  We may terminate Mr. Debelak’s employment as a result of a “Permanent Disability,” “for Cause,” or “without Cause,” as defined in his employment agreement.  Upon termination of his employment without Cause, Mr. Debelak will be entitled to severance pay and continuation of his health insurance coverage for a period of 12 weeks in return for his executed Release of Claims.  In addition, Mr. Debelak has agreed not to solicit our customers compete with us for a period of a two (2) years from the date of termination.

Outstanding Equity Awards as of December 31, 2010.

As of the date of the filing of this Current Report there were no outstanding equity awards to our named executive officers.

Compensation of Directors

Gordon Tattersall served as president, chief financial officer and sole director during the year ended December 31, 2010 and will continue to serve until the Effective Date.  He received no compensation for services rendered as a director during such period.

On the Effective Time, Messrs. Petersen, Andreassen, Burgon, Nemelka and Sonneland were appointed to the Board of Directors.  Mr. Petersen’s appointment was effective immediately and the other appointments will become effective on the Effective Date.

As of the date of this Report, we do not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.  In order to attract and retain qualified independent directors, we plan to adopt a compensation plan for non-employee directors that may include cash as well equity-based compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act requires our directors and executive officers, and persons who own more than 10% of our equity securities which are registered pursuant to Section 12 of the Securities Act, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) furnished to us for the fiscal year ended December 31, 2010, we have determined that our directors, officers and greater-than-10% beneficial owners complied with all applicable Section 16 filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Transactions with related persons.

In year ended December 31, 2009, we had a note payable in the principal amount of $1,586,200, accruing interest at a rate of 6% per annum, to an entity controlled by the majority shareholder of LiqTech Denmark.  This note payable was fully paid and satisfied on July 15, 2010.

Director Independence

Our Board has determined that Burgon, Nemelka and Sonneland (the “Independent Directors”) are independent as that term is defined in the listing standards of the Amex, etc.

Policies and Procedures for Related Party Transactions

We intend to adopt a code of business conduct and ethics, or Code of Conduct, pursuant to which our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, will not be permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent committee of our Board of Directors in the case where it is inappropriate for our audit committee to review such transaction due to a conflict of interest.  Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval.  All of our directors, executive officers and employees will be required to report to our audit committee any such related party transaction.  In approving or rejecting the proposed agreement, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.  Our audit committee will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion.

LEGAL PROCEEDINGS

We are not a party to any material pending legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Over the Counter Bulletin Board (“OTCBB”), under the symbol “BMOM". There was not an active market and no trading volume during fiscal 2009, 2010 and there has been no trading volume in 2011.

Price Range of Common Stock
Bid Prices
	High	Low
2011 First Quarter Second Quarter 2010	- -	- -
First Quarter (First available quote on 3/31/10)	-	-
Second Quarter	$.06	$.06
Third Quarter	-	-
Fourth Quarter	-	-

2009
First Quarter	-	-
Second Quarter	-	-
Third Quarter	-	-
Fourth Quarter	-	-

___________

The above quotations represent prices between dealers and do not include retail markup, markdown or commission. In addition, these quotations do not represent actual transactions.

Holders

Based upon information supplied to us by our transfer agent, immediately after the Merger, as of August 22, 2011, we had approximately 37 stockholders of record.

Dividends

Holders of Common Stock are entitled to receive dividends as may be declared from time to time by our Board of Directors. We have not paid, nor declared, any cash dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by Nevada law. Payment of future dividends will be within the discretion of our Board of Directors and will depend on, among other factors, retained earnings, capital requirements, and our operating and financial condition.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

See Item 1.01.

In connection with the LiqTech Acquisition Agreements, referred to in Item 1.01, LiqTech USA issued 9,308.333 shares of LiqTech Common Stock to 15 accredited investors and notes in the amount DKK 19,500,000 (which is equal to $3,765,351 based upon the currency exchange rate of $1.00 = DKK 5.1788 as of August 22, 2011) to 6 of those 15 accredited investors.

The Units consisting of stock and warrants referred to in Item 1.01 were issued by LiqTech USA in August, 2011 in connection with a private placement to 28 accredited investors (the “Private Placement”).  In the Private Placement, LiqTech USA realized gross cash proceeds of $4,800,000 and received a non-recourse promissory note in the amount $1,500,000.  The proceeds were used to purchase shares of LiqTech Denmark and the shares of Cometas and LiqTech Delaware not owned by LiqTech Denmark and the balance will be designated for expenses and working capital purposes.

We believe that the issuances of the Common Stock pursuant to the Merger Agreement, the issuance of the LiqTech Common Stock and warrants in the Private Placement, and the issuance of LiqTech Common Stock and notes in connection with the LiqTech Acquisition Agreements were exempt from registration under Section 4(2) of the Securities Act.

DESCRIPTION OF SECURITIES

General Matters

The following is a summary description of our capital stock.  It does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of our certificate of incorporation and bylaws, forms of which have previously been filed by Blue Moose and are incorporated by reference into this Report ..

Our authorized capital stock consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share.  Immediately after consummation of the Merger, we had 21,600,000 shares of Common Stock issued and outstanding and no shares of preferred stock issued or outstanding.

Common Stock

Voting

Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.

Dividends

Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of Common Stock are entitled to receive ratably such dividends as our Board of Directors from time to time may declare out of funds legally available therefor.

Liquidation Rights

In the event of any liquidation, dissolution or winding-up of our affairs, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any outstanding shares of any series of our preferred stock, the holders of Common Stock will be entitled to share ratably in the distribution of any of our remaining assets.

Other Matters

Holders of Common Stock have no conversion, preemptive or other subscription rights and there are no redemption rights or sinking fund provisions with respect to the Common Stock.  All of the issued and outstanding shares of Common Stock on the date of this Report are validly issued, fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock.  At present, we have no plans to issue any preferred stock.

Listing

The Common Stock is quoted on the OTC Bulletin Board and trades under the symbol “BMOM.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Action Stock Transfer, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, telephone 801-274-1088.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Director and Officer Indemnification

Our Company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company’s charter and bylaws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The charter and bylaws provide that the Company will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. However, nothing in the Company’s charter or bylaws protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 below which is incorporated by reference herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

See Item 4.01 below which is incorporated by reference herein.

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 below which is incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities

Reference is made to the disclosure made under Items 1.01 and 2.01 of this Report which is incorporated herein by reference.

Item 4.01.  Changes in the Registrant’s Certifying Accountant

Blue Moose historically retained Pritchett, Siler & Hardy, P.C. (“PSH”) as its principal accountant. In connection with the closing of the Merger, we terminated PSH and retained Gregory & Associates, LLC as our principal accountant.  Our Board of Directors approved the change.

PSH’s reports on the financial statements for the years ended December 31, 2010 and 2009 included in the Form 10-K for the year ended December 31, 2010 as filed with the SEC did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that their reports included disclosure of uncertainty regarding Blue Moose’s ability to continue as a going concern.

From inception through August 24, 2011, Blue Moose had no disagreements with PSH on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Blue Moose had not consulted with Gregory & Associates, LLC on any matter prior to the Merger.

We have authorized PSH to respond fully to the inquiries of Gregory & Associates, LLC concerning any matters discussed above.  We have provided PSH with a copy of the above statements.  We have requested that PSH furnish us with a letter addressed to the SEC stating whether PSH agrees with the above statements and, if not, stating the respects in which it does not agree.  A copy of such letter from PSH is filed as an exhibit to this Report.

Item 5.01  Changes in Control of Registrant

Reference is made to the disclosure made under Item 1.01 and Item 2.01 of this Report which is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure made under Item 1.01 and Item 2.01 of this Report which is incorporated herein by reference.  For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “Directors and Executive Officers and Key Employees” under Item 2.01 of this Report which disclosure is incorporated herein by reference.

Item 5.06  Change in Shell Company Status

As a result of the consummation of the Merger described in Item 1.01 and Item 2.01 of this Report, we believe that we are no longer a shell corporation, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 8.01  Other Events

On August 25, 2011 we issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference, announcing the consummation of the Merger.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits

(a)

Financial Statements of Business Acquired

Filed herewith are the audited financial statements of LiqTech Denmark for each of the fiscal years ended December 31, 2010 and 2009 and the unaudited financial statements as at and for the six month periods ended June 30, 2011 and 2010.

(b)

Pro Forma Financial Information

Filed herewith are the pro forma combined financial statements of Blue Moose and LiqTech Denmark for the requisite periods.

(d)

Exhibits

We hereby agree to provide the SEC upon request any omitted schedules or exhibits to the documents listed in this Item 9.01.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of August 23, 2011 by and among Blue Moose Media, Inc., LiqTech USA, Inc. and BMD Sub
3(i)	Certificate of Incorporation (1)
3(ii)	Bylaws (1)
4.1	Form of Common Stock certificate *
4.2	Form of Warrant issued to investors in the Private Placement *
10.1	Form of Securities Purchase Agreement by and between LiqTech USA, Inc. and each of the investors in the Private Placement *
10.2	Employment Agreement dated July 29, 2011 between LiqTech A/S and Lasse Andreasson
10.3	Employment Agreement dated November 16, 2005 between LiqTech NA, Inc. and Donald S. Debelak
16.1	Pritchett, Siler & Hardy, P.C. letter re change in certifying accountant *
21.1	Subsidiaries *
99.1	Press Release, dated August 25, 2011 *

__________________________

* Previously filed.

(1)

Filed as an exhibit to the Registration Statement on Form 10 ( SEC Accession No. 0001078782-09-001287)

 filed with the Commission on August 19, 2009 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE MOOSE MEDIA, INC.

Dated:   October 10, 2011

By:  /s/ Soren Degn

Soren Degn, Chief Financial Officer

LIQTECH USA, INC. AND SUBSIDIARIES

Unaudited Consolidated Financial Statements:

Unaudited Consolidated Balance Sheets at June 30, 2011 and 2010	F-2
Unaudited Consolidated Statements of Operations and Comprehensive Income for the Six Months Ended June 30, 2011 and 2010	F-4
Unaudited Consolidated Statement of Stockholders' Equity, for the six month ended June 30, 2011 and year ended December 31, 2010	F-6
Unaudited Consolidated Statements of Cash Flows, for the six months ended June 30, 2011 and 2010	F-7
Notes to Unaudited Consolidated Financial Statements	F-9

Audited Consolidated Financial Statements:

Report of Independent Registered Public Accountants Firm	F-20
Consolidated Balance Sheets, December 31, 2010 and 2009	F-21
Consolidated Statements of Operations and
Comprehensive Income, for the years ended December 31, 2010 and 2009	F-23
Consolidated Statement of Stockholders' Equity,for the years ended December 31, 2010 and 2009	F-25
Consolidated Statements of Cash Flows, for the years ended December 31, 2010, and 2009	F-26
Notes to Consolidated Financial Statements	F-28

Unaudited Pro Forma Combined Financial Statements:

Unaudited proforma condensed combined balance sheet of Blue Moose Media, Inc. as of June 30, 2011 and of LiqTech USA, Inc. as of July 31, 2011	F-40

Unaudited proforma condensed combined statement of operations of Blue Moose Media, Inc. for six months ended June 30, 2011 and the twelve month periods ended December 31, 2010 and 2009 and of LiqTech USA, Inc. for the period from inception on May 9, 2011through July 31, 2011 and the results of operations of LiqTech A/S and Subsidiaries for the six months ended June 30, 2011 and years ended December 31, 2010 and 2009

F-41
Notes to unaudited Pro Forma Condensed Combined Financial Statements	F-45

LIQTECH A/S AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

ASSETS

	As of June 30,
	2011	2010
CURRENT ASSETS:
Cash	$266,544	$303,100
Accounts Receivable, net	4,688,519	2,887,001
Other Receivables	593,317	78,543
Inventories	2,214,180	1,939,653
Prepaid Expenses	144,997	80,928
Current Deferred Tax Asset	7,000	-

Total Current Assets	7,914,557	5,289,225

PROPERTY AND EQUIPMENT, net
accumulated depreciation	6,409,926	5,755,924

OTHER ASSETS:
Other Intangible Assets	65,053	3,446
Other Investments	-	65,400
Deposits	46,416	38,230

Total Other Assets	111,469	107,076

Total Assets	$14,435,952	$11,152,225

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	As of June 30,
	2011	2010
CURRENT LIABILITIES:
Lines of Credit	$1,741,031	$364,737
Current portion of notes payable	100,000	-
Current portion of notes payable -related party	-	-
Current Portion of capital lease obligation	172,770	139,632
Accounts Payable - Trade	1,930,954	1,028,088
Accrued Expenses	614,566	575,544
Accrued Income Taxes Payable	130,307	64,296
Other Accrued Liabilities	20,655	-

Total Current Liabilities	4,710,283	2,172,297

Notes Payable and Long-Term Debt	350,000	-
Long-Term Capital Lease Obligations	920,569	929,508
Deferred Tax Liability	418,642	335,664

Total Long-Term Liabilities	1,689,211	1,265,172
Total Liabilities	6,399,494	3,437,469

STOCKHOLDERS' EQUITY:
Common Stock; par value1,000 DKK,
1,560 shares authorized,
1,560 shares issued and outstanding
at June 30, 2011, and 2010	291,605	291,605
Additional Paid-in Capital	2,531,565	2,218,337
Treasury Stock, at cost, 6 shares held
at June 30, 2011 and 2010	(25,019)	(25,019)
Retained Earnings	4,261,409	4,555,770
Other Comprehensive Income, net	131,125	(646,456)
Note Receivable from a Shareholder	(80,000)	(80,000)
Uncontrolled Interest in Subsidiaries	925,773	1,400,519
Total Stockholders' Equity	8,036,458	7,714,756

Total Liabilities and Stockholders' Equity	$14,435,952	$11,152,225

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

	For the Six Months Ended June 30,

	2011	2010
NET SALES	$6,723,211	$8,253,040

COST OF GOODS SOLD	4,868,328	6,168,136

GROSS PROFIT	1,854,883	2,084,904

OPERATING EXPENSES:
Selling Expense	635,205	660,791
General and Administrative Expenses	875,835	1,004,498
Research and Development	247,825	309,365
Total Operating Expense	1,758,865	1,974,654

INCOME FROM OPERATIONS	96,018	110,250

OTHER INCOME (EXPENSE)
Interest and Other Income	18,772	81,141
Interest (Expense)	(79,243)	(65,020)
(Loss) on unconsolidated investments	-	(7,105)
Gain (Loss) on Currency Transactions	(34,490)	74,696
Gain (Loss) on Sale of Fixed Assets	-	-
Total Other Income (Expense)	(94,961)	83,712

INCOME BEFORE INCOME TAXES	1,057	193,962

INCOME TAX EXPENSE	97,210	152,492

NET INCOME (LOSS)	(96,153)	41,470

NET LOSS ATTRIBUTABLE TO NONCONTROLED INTEREST IN SUBSIDIARIES	9,810	(140,299)

NET INCOME (LOSS) ATTRIBUTABLE TO LIQTECH AS	$(105,963)	$181,769

NET INCOME (LOSS)	(96,153)	41,470

CURRENCY TRANSLATION, NET OF TAXES	406,267	(873,856)

OTHER COMPREHENSIVE INCOME	310,114	(832,386)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST IN SUBSIDIARIES	28,830	(272,323)

COMPREHENSIVE INCOME ATTRIBUTABLE TO LIQTECH AS	$281,284	$(560,063)

(Continued)

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(Continued)

	For the Six Months Ended June 30,

	2011	2010

BASIC EARNINGS PER SHARE ATTRIBUTABLE TO LIQTECH AS	$(68.19)	$116.97

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	1,554	1,554

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO LIQTECH AS	$(68.19)	$116.97

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING ASSUMING DILUTION	1,554	1,554

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND YEAR ENDED DECEMBER 31, 2010

					Additional		Other		Uncontrollled
	Common Stock		Treasury Stock		Paid-in	Retained	Comprehensive	Shareholder	Interest in
	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Receivable	Subsidiaries
BALANCE, December 31, 2009	1,560	291,605	6	(25,019)	2,209,534	4,374,001	187,525	(80,000)	1,573,699

Stock-based Compensation	-	-	-	-	40,946	-	-	-	-

Currency Translation, net	-	-	-	-	-	-	(443,647)	-	(43,045)

Net Income (loss) for the year ended December 31, 2010	-	-	-	-	-	(6,629)	-	-	(308,503)

BALANCE, December 31, 2010	1,560	$291,605	6	$(25,019)	$2,250,480	$4,367,372	$(256,122)	$(80,000)	$1,222,151

Stock-based Compensation	-	-	-	-	1,046	-	-	-	-

Contribution of 15% interest of Subsidiary	-	-	-	-	280,039	-	-	-	(325,208)

Currency Translation, net	-	-	-	-	-	-	387,247	-	19,020

Net Income (loss) for the six months ended June 30, 2011	-	-	-	-	-	(105,963)	-	-	9,810

BALANCE, June 30, 2011	1,560	$291,605	6	$(25,019)	$2,531,565	$4,261,409	$131,125	$(80,000)	$925,773

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

	FOR THE SIX MONTHS ENDED JUNE 30,

	2011	2010
Cash Flows from Operating Activities:
Net Income (Loss)	$(96,153)	$41,470
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation and amortization	773,794	572,175
Compensation from stock options	1,046	8,803
Bad debt expense	-	8,628
Change in deferred tax asset / liability	(61,398)	(18,966)
Loss on sale of equipment	-	-
Loss on Long- term investments	-	40,000
(Gain) loss on Currency translation	409,439	(873,855)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,783,805)	1,716,234
(Increase) decrease in inventory	(328,499)	(8,860)
(Increase) decrease in prepaid expenses/Deposits	(37,324)	85,669
Increase (decrease) in accounts payable	865,387	(243,843)
Increase (decrease) in accrued expenses	39,661	(420,006)
Total Adjustments	(111,889)	732,673
Net Cash Provided by Operating Activities	(217,852)	914,442

Cash Flows from Investing Activities:
Purchase of property and equipment	(744,192)	(4,129)
Purchase of intangible assets	-	-
Purchase of Long-term investments	-	(61,924)
Net Cash Used by Investing Activities	(744,192)	(66,053)

[Continued]

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

[Continued]

	FOR THE SIX MONTHS ENDED JUNE 30,

	2011	2010
Cash Flows from Financing Activities:
(Payments) on Notes Payable	(50,000)	-
Net Proceed (Payments) on Lines of Credit	707,943	(549,453)
(Payments) on Notes Payable - Related Party	-	(305,620)
(Payments) on Capital Lease Obligation	11,386	(258,912)
Payments on Related Party Notes Receivable	-	-
Net Cash Used by Financing Activities	669,329	(1,113,985)

Net Increase (Decrease) in Cash
and Cash Equivalents	(292,715)	(265,596)

Cash and Cash Equivalents at
Beginning of Period	559,259	568,696

Cash and Cash Equivalents at
End of Period	$266,544	$303,100

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$79,243	$65,020
Income Taxes	$97,210	$152,492

Supplemental Disclosures of Non-Cash Investing and Financing Activities:

For the Six Months  Ended June 30, 2011

The Company recorded a $280,039 capital contribution for the receipt of 400 shares of its’ subsidiary CoMeTas AS with a uncontrolled interests value of $325,208.

For the Six Months Ended June 30, 2010

None

The accompanying notes are an integral part of these financial statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Basis of Presentation - The consolidated financial statements include the accounts of LiqTech A/S, "Company", “us", "we" and "our" as used in this report refer to LiqTech  A/S and its subsidiaries, which engages in the development, design, production, marketing and sale of diesel particulate air and liquid filters and kiln furniture in United States of America, Canada, Europe, Asia and Brazil.

LiqTech A/S (“Parent’), a Danish Corporation, incorporated on March 15, 1999, engages in the development, design, production, marketing and sale of ceramic diesel particulate and liquid filters and kiln furniture in Europe, Asia and Brazil.

CoMeTas A/S (“CoMeTas”), a 75% owned subsidiary, Danish Corporation, incorporated on January 15, 2000 engages in development, design, application, marketing and sale of membranes on ceramic diesel particulate and liquid filters and catalytic converters. Prior to April 2011, the Company held a 60% interest in CoMeTas AS

LiqTech NA (“LiqTech NA“) a 90% owned subsidiary, incorporated in Delaware Minnesota on July 1, 2005,  engages in the production, marketing and sale of ceramic diesel particulate and liquid filters and kiln furniture in United States of America and Canada.

LiqTech Asia (“LiqTech Asia“) a 60% owned subsidiary, incorporated in Korea on July 20, 2006, is currently a dormant subsidiary.

Consolidation - The consolidated financial statements include the accounts and operations of Parent and Subsidiaries.  The non-controlling interests in the net assets of the subsidiaries are recorded in equity.  The non-controlling interests of the results of operations of the subsidiaries are included in the results of operations and recorded as the uncontrolled interest in subsidiaries.  All material inter-company transactions and accounts have been eliminated in the consolidation.

Functional Currency / Foreign currency translation - The Group functional currency is the Danish Krone (“DKK”) and its reporting currency is U.S. dollars for the purpose of these financial statements. The Company’s consolidated balance sheet accounts are translated into U.S. dollars at the period-end exchange rates (5.16DKK and 6.071DKK to $1 at June 30, 2011 and 2010, respectively) and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the 2011 and 2010 (5.63DKK and 5.39DKK to $1) in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  The Company had no balances held in financial institution in the United States in excess of federally insured amounts at June 30, 2011 and 2010.

Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. The Company establishes an allowance for doubtful accounts which reflects the Company’s best estimate of probable losses inherent in the accounts receivable balance.  The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

The roll forward of the allowance for doubtful accounts for the six months ended June 30, 2011 and 2010 is as follows

	2011	2010
Allowance for doubtful accounts
at the beginning of the period	$452,266	$221,400
Bad debt expense	-	8,628
Amount of receivables written off	(452,266)	(15,414)
Effect of currency translation	-	(30,492)

Allowance for doubtful accounts
at the end of the period	$-	$184,122

Inventory - Inventory is carried at the lower of cost or market, as determined on the first-in, first-out method.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [ Continued ]

Property and Equipment – Property and equipment are stated at cost.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred.  Depreciation is computed for financial statement purposes on a straight-line basis over the estimated useful lives of the assets which range from three to twenty years (See Note 4).

Long-Term Investments - Investments   in   non-public   companies are included in long-term investments in the consolidated balance sheet and are accounted for under the cost method and equity method.  For these non-quoted  investments,  we regularly review  the  assumptions  underlying  the  operating  performance  and cash flow forecasts  based on information  requested from these  privately held companies. Generally, this information may be more limited, may not be as timely as and may be less accurate than information available from publicly traded companies. Assessing each investment's carrying value requires significant judgment by management. If it is determined that there is an other-than-temporary decline in the fair value of a non-public equity security, we write-down the investment to its fair value and record the related write-down as an investment loss in the consolidated statement of operations.

Intangible Assets – Definite life intangible assets include patents. The Company accounts for definite life intangible assets in accordance with Financial Accounting Standards Board, (“FASB”) Accounting Standards Codification, (“ASC”) Topic 350, “Goodwill and Other Intangible Assets” and amortized the patents on a straight line basis over the estimated useful life of two to ten years.

Revenue Recognition and Sales Incentives - The Company's accounts for revenue recognition in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101), FASB ASC 605 Revenue Recognition.  The Company recognizes revenue when rights and risk of ownership have passed to the customer, when there is persuasive evidence of an arrangement, product has been shipped or delivered  to the customer, the price and terms are finalized, and collections of resulting receivable is reasonably assured.  Products are primarily shipped FOB shipping point at which time title passes to the customer.  In some instances the Company uses common carriers for the delivery of products. In these arrangements, sales are recognized upon delivery to the customer.  The Company's revenue arrangements with its customers often include early payment discounts and such sales incentives are recorded against sales.

Advertising Cost - Cost incurred in connection with advertising of the Company’s products are expensed as incurred.  Such costs amounted to $16,126 and $18,438, for the years ended June 30, 2011 and 2010, respectively.

Research and Development Cost - The Company expenses research and development costs for the development of new products as incurred. Included in operating expense at June 30, 2011 and 2010 are $247,825, and $309,365, respectively, of research and development costs.

Income Taxes - The Company accounts for income taxes in accordance with FASB ASC Topic 740 Accounting for Income Taxes.  This statement requires an asset and liability approach for accounting for income taxes.

Earnings Per Share – The Company calculates earnings per share in accordance with FASB ASC 260 Earnings Per Share.  Basic earnings per common share (EPS) are based on the weighted average number of common shares outstanding during each period.  Diluted earnings per common share are based on shares outstanding (computed as under basic EPS) and potentially dilutive common shares.  Potential common shares included in the diluted earnings per share calculation include in-the-money stock options that have been granted but have not been exercised.

Stock Options - The Companies have stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees. The plans are more fully described in Note 12.  During the years presented in the accompanying consolidated financial statements, the Company has granted options under its stock option plans. The Company accounts for options in accordance with the provisions of FASB ASC Topic 718, Compensation – Stock Compensation.   Non-cash compensation costs of $1,046 and $20,473 have been recognized for the vesting of options granted to employees with an associated recognized tax benefit of $0 for the six months ended June 30, 2011 and 2010, respectively.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Fair Value of Financial Instruments - The Company accounts for fair value measurements for financial assets and financial liabilities in accordance with FASB ASC Topic 820. The authoritative guidance, which, among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is defined as the exit price, representing the amount that would either be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•

Level 1. Observable inputs such as quoted prices in active markets for identical assets or liabilities;

•

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, prepaid expenses, Investments, accounts payable, accrued expenses, capital lease obligations and notes payable approximates their recorded values due to their short-term maturities.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimated.

Recently Enacted Accounting Standards –In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements (ASU 2010-06).  ASU 2010-06 amends Subtopic 820-10 to require disclosure of the transfers in and out of Levels 1 and 2.  The Company adopted ASU 2010-06 and its application had no impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - RELATED PARTY TRANSACTIONS

Notes receivable related party - At June 30, 2011 and 2010, LiqTech NA has a $80,000 loan to the minority shareholder for capital calls of LiqTech NA.  The note is recorded as contra-equity. The note accrues interest at 4% and is payable on or before December 31, 2012. Interest income of $1,600 was recorded and received for the six months ended June 30, 2011and 2010.

Notes payable – related party – During, 2010, the Company paid $1,586,200 the remaining balance of a note payable plus interest accruing at 6% to an entity controlled by the Majority shareholder.

NOTE 3 - INVENTORY

Inventory consists of the following at June 30, 2011 and 2010:

	2011	2010

Furnace parts and supplies	$177,663	$151,935
Raw materials	484,839	508,162
Work in process	1,155,780	1,078,629
Finished goods	408,898	213,927
Reserve for obsolescence	(13,000)	(13,000)

Net Inventory	$2,214,180	$1,939,65

The Company’s inventory is held as collateral on the Company’s line of credits.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30, 2011 and, 2010:

	Useful Life	2011	2010

Production equipment	3 – 10	$9,894,705	$7,589,365
Lab equipment	3 – 10	385,354	301,009
Computer equipment	3 – 10	162,514	61,823
Vehicles	3	11,762	9,724
Building	20	233,647	198,636
Leasehold improvements	10	613,933	507,267

		11,301,915	8,667,824
Less Accumulated Depreciation		(4,891,989)	(2,911,900)

Net Property and Equipment		$6,409,926	$5,755,924

Depreciation expense amounted to $796,954 and $525,719, for the six months ended June 30, 2011 and 2010, respectively. The Company’s property and equipment is held as collateral on the lines of credit.

NOTE 5 – DEFINITE-LIFE INTANGIBLE ASSETS

At June 30, 2011 and 2010, definite-life intangible assets, net of accumulated amortization, consist of patents on the Company’s products of $65,053 and $3,446, respectively.  The patents are recorded at cost and amortized over two to ten years.  Amortization expense for the years ended June 30, 2011 and 2010 are $57,902 and $46,456, respectively.

Expected future amortization expense for the years ended are as follows:

Year ending December 31,

2011	$19,106
2012	6,964
2013	6,964
2014	6,964
2015	6,964
Thereafter	18,091

$65,053

NOTE 6 – LINES OF CREDIT

LiqTech AS had a standby line of credit with a bank, subject to certain borrowing base limitations. Outstanding borrowings are due on demand. The line of credit was paid off on December 8, 2010. There was $282,663 outstanding as of June 30, 2010. Interest is charged at the bank borrowing rate and was secured by certain of the Company’s receivables, inventory and equipment.

LiqTech AS has a 6,000,000dkk (Approximately $1,162,642 at June 30, 2011) standby line of credit with a bank, subject to certain borrowing base limitations. Outstanding borrowings are due on demand. There was $1,198,924 and $500,522 outstanding as of June 30, 2010 and 2009, respectively.  Interest is charged monthly at 4.35% at June 30, 2010, the line is secured by certain of the Company’s receivables, inventory and equipment. At June 30, 2011, there was $0 available on the line.

LiqTech NA has a $300,000 standby line of credit with a bank, subject to certain borrowing base limitations. Outstanding borrowing is due on demand. There was $142,301 and $0 outstanding as of June 30, 2011 and 2010, respectively.  Interest is charged monthly at either the LIBOR rate plus 3.5%, or the greater of the federal funds rate plus 1% or the prime rate plus 1% at LiqTech NA discretion.  The letter of credit is guaranteed by LiqTech AS.

CoMeTas AS has a 3,000,000DKK ($581,321 and $494,214 at June 30, 2011 and 2010) standby line of credit with a bank, subject to certain borrowing base limitations. Outstanding borrowing is due on demand. There was $0 and $0 outstanding as of June 30, 2011 and 2010, respectively.  Interest is charged quarterly at CIBOR rate (Copenhagen Interbank Offered Rate) plus 2.5%.

NOTE 7 – NOTES PAYABLE

$500,000 Note Payable – As amended on April 6, 2009, LiqTech NA entered into a notes payable agreement with a financial institution, wherein LiqTech NA drew down  $500,000 through December 31, 2010.  As of June 30, 2011 and 2010, the Company there was $450,000 and $125,000 on the line. The balance outstanding on the line accrues interest at the banks LIBOR plus a margin (3.9% on June 30, 2011).  The line is payable in quarterly principal installments of $25,000 plus interest through December 31, 2015. The line is secured by all of the Company’s personal property.

Maturities of notes payable as stipulated in the agreements, at June 30, 2011 are as follows:

Year ending June 30,

2011	$50.000
2012	100,000
2013	100,000
2014	100,000
2015	100,000
Thereafter	-

$450,000

NOTE 8 – LEASES

Operating Leases - The Company leases office and production facility under operating lease agreements expiring in August 31, 2013, December 2011, March 2014, June 2011 and March 2012, respectively.  Some of these lease agreements have right to extend.

The future minimum lease payments for non-cancelable operating leases having remaining terms in excess of one year as of June 30, 2010 are as follows:

Year ending December 31	Lease Payments
2011	$213,305
2012	210,236
2013	70,523
2014	534
2015	-
Thereafter	-

Total Minimum Lease Payments	$494,598

Lease expense charged to operations was $213,305 and $268,829, for the years ended June 30, 2011, and 2010.

Capital Lease - The Company leases equipment on various capital leases calling for monthly payments of $3,341, $3,406, $13,192, and $745 expiring through March 2017.  At June 30, 2011 and 2010, the Company had recorded equipment on capital lease at $1,433,440 and $1,433,440 with related accumulated depreciation of $505.619 and $191.937. During the year ended June 30, 2010 and 2009, depreciation expense for equipment on capital lease amounted to $93,284, and $79,306, respectively, and has been included in depreciation expense.  During the year ended June 30, 2011 and 2010, interest expense on capital lease obligation amounted to $41,304, and $39,761, respectively.

Future minimum capital lease payments are as follows for the periods ended December 31:

As of June 30,
2011
2011	$124,816
2012	283,013
2013	240,644
2014	225,111
2015	159,212
Thereafter	295,902
Total minimum lease payments	1,328,698
Less amount representing interest	(235,359)
Present value of minimum lease payments	1,093,339
Less Current Portion	172,770
$920,569

NOTE 9 - AGREEMENTS AND COMMITMENTS

401(K) Profit Sharing Plan – LiqTech NA has a 401(K) profit sharing plan and trust covering certain eligible employees.  The amount LiqTech NA contributes is discretionary.  During 2011 and 2010, the Company matching contributions to the plan were expensed and totaled approximately $9,005, and $6,423, respectively.

NOTE 10 - INCOME TAXES

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Accounting for Income Taxes; which requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be determined.

The temporary differences, tax credits and carryforwards gave rise to the following deferred tax asset (liabilities) at June 30, 2011 and 2010:

	2011	2010

Deferred Rent	$2,506	$-
Reserve for obsolete inventory	4,494	-

Net current tax assets	7,000	-

Allowance for Doubtful Accounts	-	43,666
Business Tax Credit Carryover	2,528	-
Net Operating Loss Carryover	368,625	4,747
Excess of book over tax depreciation	(789,795)	(384,077)

Net deferred tax (liability)	$(418,642)	$(335,664)

In accordance with prevailing accounting guidance, the Company is required to recognize and disclose any income tax uncertainties.  The guidance provides a two step approach to recognize and disclose any income tax uncertainties.  The guidance provides a two-step approach to recognizing and measuring tax benefits and liabilities when realization of the tax position is uncertain.  The first step is to determine whether the tax position meet the more-likely-than-not condition for recognition and the second step is to determine the amount to be recognized based on the cumulative probability that exceeds 50%.

The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which can difficult to determine and can only be estimated. Management estimates that it is more likely than not that the Company will generate adequate net profits to use the deferred tax assets; management has estimated that all of the deferred tax will be realized and consequently, a valuation allowance was not recorded.

As of June 30, 2011 the Company had net operating loss carryovers of $5,834 for U.S. Federal purposes expiring through 2028 and $301,393 for Danish Corporate tax purposes which do not expire.

A reconciliation of income tax expense at the federal statutory rate to income tax expense at the company’s effective rate is as follows at June 30, 2011 and 2010:

	2011	2010

Computed tax at expected statutory rate	$76,544	$228,759
State and local income taxes,
net of federal benefit	19,983	43,993
Non-deductible expenses	683
Net operating loss carryover	-	(120,260)

Income tax expense	$97,210	$152,492

NOTE 10 - INCOME TAXES (Continued)

The components of income tax expense (benefit) from continuing operations for the years ended June 30, 2011 and 2010 consist of the following:

	2011	2010

Current income tax expense (benefit):
Danish	$-	$-
Federal	60,317	228,759
State	19,983	43,993

Current tax expense	80,300	$272,752

Deferred tax expense (benefit) arising from:
Excess of book over tax depreciation	-	26,747
Net Operating Loss Carryover	$16,910	(154,788)
Allowance for Doubtful Accounts	-	7,781

Net deferred tax (benefit)	$16,910	$(120,260)

Deferred income tax expense / (benefit) results primarily from the reversal of temporary timing differences between tax and financial statement income.

The Company files Danish  and U.S. federal, and Minnesota state income tax returns, and LiqTech AS and Cometas AS are generally no longer subject to tax examinations for years prior to 2006 for their Danish tax returns.  LiqTech NA is generally no longer subject to tax examinations for years prior to 2008 for U.S. federal and U.S. states tax returns.

NOTE 11 - EARNINGS PER SHARE

The following data shows the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of potential dilutive common stock for the years ended June 30, 2011 and 2010:

	2011	2010

Net income (loss) Attributable to LiqTech AS	$(105,963)	$181,769

Weighted average number of common shares outstanding used in basic earnings per share.	1,554	1,554

Effect of dilutive securities: Stock Options	-	-

Weighted number of common shares and potential dilutive common shares outstanding used in dilutive earnings per share	$1,554	$1,554

For the years ended June 30, 2011 and 2010, the LiqTech AS had 39 options that were not included in the computation of diluted earnings per share.

For the years ended June 30, 2011 and 2010, the LiqTech, NA had 5,500 options to purchase approximately 7.6% of LiqTech, NA that were not included in the computation of diluted earnings per share.

For the years ended June 30, 2011 and 2010, the CoMeTas AS had 52 options to purchase approximately 1.9% of CoMeTas, AS that was not included in the computation of diluted earnings per share.

NOTE 12 - STOCKHOLDERS' EQUITY

Common Stock – The Company has authorized 1,560 shares of common stock, 1,000 DKK par value.  As of June 30, 2011 and 2010, there were 1,560 and 1,560 common shares issued, and 1,554 and 1,554 common shares outstanding.

Treasury Stock - During 2009, the Company repurchased 6 common shares for $25,789 or $4,298 per share.

On April 19, 2011, the Company received 400 common shares (15% of the Outstanding Common Shares) of CoMeTas AS upon the departure of the Chief Executive Officer.

Stock Options - During 2008, the Board of Directors adopted a Stock Option Plans within LiqTech AS, CoMeTas AS and LiqTech NA. Under the terms and conditions of the Plans, the board is empowered to grant stock options to employees, officers, and directors of the Companies.  Additionally, the Board will determine at the time of granting the vesting provisions.  The total number of shares of common stock granted under the LiqTech AS, CoMeTas AS and LiqTech NA Plans were 39 options, 72 options and 5,500 options, respectively.

The Company recognizes compensation costs for stock option awards to employees based on their grant-date fair value.  The value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model.  The weighted-average assumptions used to estimate the fair values of the stock options granted using the Black-Scholes option-pricing model are as follows for the year ended December 31, 2008:

	LiqTech AS	CoMeTas AS	LiqTech NA

Expected term	5 Years	5 Years	5 Years
Volatility	88.71%	143.49%	150%
Risk free interest rate	2.33%	2.33%	2.33%
Dividend yield	0%	0%	0%

The Companies recognized employee stock based compensation expense of $1,046 and $20,473 for the six months end June 30, 2011 and 2010, respectively.  At June 30, 2011 the Companies had approximately $1,000 of unrecognized compensation cost related to Non-vested options expected to be recognized in last six months of 2011.

A summary of the status of the options outstanding under the Company’s stock option plans at June 30, 2011 is presented below:

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
Range of		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Prices	Outstanding	Contractual Life	Price	Exercisable	Price
LiqTech AS
$11,862	39	2.2 years	$11,862	39	$ 11,862
LiqTech NA
$100-$110	5,500	2.9 years	$104	4,400	$104
CoMeTas AS
$4,205	52	2.2 years	$4,205	52	$ 4,205

NOTE 12 - STOCKHOLDERS' EQUITY (Continued)

A summary of the status of the options granted under the Company’s stock option plans at June 30, 2011, and changes during the year is presented below:

	June 30, 2011
		Weighted	Weighted
		Average	Average	Average
		Exercise	Remaining	Intrinsic
	Shares	Price	Life	Value

LiqTech AS
Outstanding at beginning of period	39	$11,862	3.2	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-

Outstanding at end of period	39	$11,862	2.2	$-

Vested and Expected to Vest	39	$11,862	2.2	$-

Exercisable end of period	39	$11,862	2.2	$-

LiqTech NA
Outstanding at beginning of period	5,500	$104	3.9	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-

Outstanding at end of period	5,500	$104	2.9	$-

Vested and Expected to Vest	5,500	$104	2.9	$-

Exercisable end of period	4,400	$104	2.9	$-

CoMeTas AS
Outstanding at beginning of period	52	$4,205	3.2	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-

Outstanding at end of year	52	$4,205	2.2	$-

Vested and Expected to Vest	52	$4,205	2.2	$-

Exercisable end of year	52	$4,205	2.2	$-

The total intrinsic value of options exercised during the year ended June 30, 2011 was $0.  Intrinsic value is measured using the fair market value at the date of exercise (for shares exercised) or at June 30, 2011 (for outstanding options), less the applicable exercise price.

NOTE 13 - SIGNIFICANT CUSTOMERS / CONCENTRATION

The Company had four customers who accounted for 14%, 13%, 11% and 10% of total sales at June 30, 2011.  The Company had three significant customers who accounted for 39% and 19%, and 12% of total sales at June 30, 2010.

The Company sells filters throughout the world; sales by geographical region are as follows for the years ended June 30, 2011 and 2010:

	2011	2010

United States and Canada	$2,390,478	$1,435,292
South America	16,289	69,369
Asia	892,598	1,560,362
Europe	3,423,846	5,188,017

Total	$6,723,211	$8,253,040

NOTE 14 – SUBSEQUENT EVENT

The Company’s management reviewed material events through the date of this report.

Extraordinary Event - On July 19, 2011, the building housing CoMeTas AS Corporate office and Production facility suffered damages resulting from a fire in the roof structure and portions of the corporate offices.  The Production facility suffered some water damages. The Company is in the process of assessing the damages to the facility and underlying equipment.  The Company has located a new facility and has commenced moving their operations.  CoMeTas AS maintains two insurance policies on CoMeTas AS, a 15,500,000DKK (Approx $2,750,000 USD) policy for casualty losses and a 10,000,000 DKK (Approx $1,800,000 USD) policy for business interruptions.  Management has not assessed the overall damages but estimates that insurance will cover any losses to the underlying assets and business interruptions.

During 2011, the Company committed to purchase an additional furnace to increase their production capacity for $300,000 plus installation cost of $200,000.

During 2011, the Company purchased a 15% interest in a Danish company starting to produce bio-fuels and fertilizers out of manure for $100,000.

2812 SOUTH 2750 EAST • SALT LAKE CITY, UTAH 84109

(801) 277-2763 PHONE • (801) 277-6509 FAX

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

LIQTECH A/S AND SUBSIDIARIES

Grusbakken 12

2820 Gentofte, Denmark

We have audited the accompanying consolidated balance sheets of LiqTech A/S and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, and audit of its internal controls over financial reporting for the year ended December 31, 2010 and 2009.  Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal controls over financial reporting for the year ended December 31, 2010 and 2009.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of LiqTech A/S and subsidiaries as of December 31, 2010 and 2009 and the results of their operations and their cash flows for the years ended December 31, 2010, and 2009, in conformity with generally accepted accounting principles in the United States of America.

/s/ Gregory & Associates, LLC

Salt Lake City, Utah

October 10, 2011

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

	As of December 31,
	2010	2009
CURRENT ASSETS:
Cash	$559,259	$568,696
Accounts Receivable, net	3,029,075	3,921,453
Other Receivables	517,296	768,953
Inventories	1,885,681	1,930,793
Prepaid Expenses	110,552	161,531
Current Deferred Tax Asset	7,000	-

Total Current Assets	6,108,863	7,351,426

PROPERTY AND EQUIPMENT, net
accumulated depreciation	6,423,027	6,277,514

OTHER ASSETS:
Other Intangible Assets	81,554	49,902
Other Investments	-	43,476
Deposits	43,537	43,296

Total Other Assets	125,091	136,674

Total Assets	$12,656,981	$13,765,614

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	As of December 31,
	2010	2009
CURRENT LIABILITIES:
Lines of Credit	$1,033,088	$914,190
Current portion of notes payable	100,000	-
Current portion of notes payable -related party	-	305,620
Current Portion of capital lease obligation	156,204	157,877
Accounts Payable - Trade	1,065,567	1,271,931
Accrued Expenses	718,712	1,011,156
Accrued Income Taxes Payable	-	48,690
Other Accrued Liabilities	7,155	-

Total Current Liabilities	3,080,726	3,709,464

Notes Payable and Long-Term Debt	400,000	-
Long-Term Capital Lease Obligations	925,749	1,170,175
Deferred Tax Liability	480,040	354,630

Total Long-Term Liabilities	1,805,789	1,524,805
Total Liabilities	4,886,515	5,234,269

STOCKHOLDERS' EQUITY:
Common Stock; par value1,000 DKK,
1,560 shares authorized,
1,560 shares issued and outstanding
at December 31, 2010, and 2009	291,605	291,605
Additional Paid-in Capital	2,250,480	2,209,534
Treasury Stock, at cost, 6 shares held
at December 31, 2010 and 2009	(25,019)	(25,019)
Retained Earnings	4,367,372	4,374,001
Other Comprehensive Income, net	(256,123)	187,525
Note Receivable from a Shareholder	(80,000)	(80,000)
Uncontrolled Interest in Subsidiaries	1,222,151	1,573,825
Total Stockholders' Equity	7,770,466	8,531,345

Total Liabilities and Stockholders' Equity	$12,656,981	$13,765,614

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

	FOR THE YEAR ENDED DECEMBER 31,

	2010	2009
NET SALES	$15,728,817	$12,897,223

COST OF GOODS SOLD	12,054,973	9,023,289

GROSS PROFIT	3,673,844	3,873,934

OPERATING EXPENSES:
Selling Expense	1,476,656	1,421,246
General and Administrative Expenses	1,748,596	1,394,082
Research and Development	421,518	239,712

Total Operating Expense	3,646,770	3,055,040

INCOME FROM OPERATIONS	27,074	818,894

OTHER INCOME (EXPENSE)
Interest and Other Income	64,916	37,903
Interest (Expense)	(214,520)	(116,919)
(Loss) on unconsolidated investments	(123,647)	(86,673)
Gain (Loss) on Currency Transactions	86,377	(26,955)
Gain (Loss) on Sale of Fixed Assets	(9,801)	(5,248)

Total Other Income (Expense)	(196,675)	(197,892)

INCOME BEFORE INCOME TAXES	(169,601)	621,002

INCOME TAX EXPENSE	145,531	300,803

NET INCOME (LOSS)	(315,132)	320,199

LESS NET LOSS ATTRIBUTABLE TO NON CONTROLLING INTEREST IN SUBSIDIARIES	(308,503)	(9,303)

NET INCOME (LOSS) ATTRIBUTABLE TO LIQTECH A/S	$(6,629)	$329,502

NET INCOME (LOSS)	(315,132)	320,199

CURRENCY TRANSLATION, NET OF TAXES	486,693	(378,776)

OTHER COMPREHENSIVE INCOME	$171,561	$(58,577)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST IN SUBSIDIARIES	(351,548)	30,571

COMPREHENSIVE INCOME ATTRIBUTABLE TO LIQTECH A/S	$523,109	$(89,148)

(Continued)

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(Continued)

	FOR THE YEAR ENDED DECEMBER 31,

	2010	2009

BASIC EARNINGS PER SHARE ATTRIBUTABLE TO LIQTECH A/S	$(4.27)	$212.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	1,554	1,554

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO LIQTECH A/S	$(4.27)	$212.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING ASSUMING DILUTION	1,554	1,554

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

					Additional		Other		Uncontrollled
	Common Stock		Treasury Stock		Paid-in	Retained	Comprehensive	Shareholder	Interest in
	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Receivable	Subsidiaries
BALANCE, December 31, 2008	1,560	291,605	6	(25,019)	2,185,053	4,044,499	151,377	(100,000)	1,543,128

Stock-based Compensation	-	-	-	-	24,481	-	-	-	-

Payment received from
Shareholder	-	-	-	-	-	-	-	20,000	-

Currency Translation, net	-	-	-	-	-	-	36,148	-	39,874

Net Income (loss) for the year ended December 31, 2009	-	-	-	-	-	329,502	-	-	(9,303)

BALANCE, December 31, 2009	1,560	291,605	6	(25,019)	2,209,534	4,374,001	187,525	(80,000)	1,573,699

Stock-based Compensation	-	-	-	-	40,946	-

Currency Translation, net	-	-	-	-	-	-	(443,647)	-	(43,045)

Net Income (loss) for the year ended December 31, 2010	-	-	-	-	-	(6,629)	-	-	(308,503)

BALANCE, December 31, 2010	1,560	$291,605	6	$(25,019)	$2,250,480	$4,367,372	$(256,123)	$(80,000)	$1,222,151

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

	For the Years Ended December 31

	2010	2009
Cash Flows from Operating Activities:
Net Income (Loss)	$(315,132)	$320,199
Adjustments to reconcile net income (loss)
to net cash provided by operations:
Depreciation and amortization	1,152,099	965,297
Compensation from stock options	40,946	24,481
Bad debt expense	428,960	4,061
Change in deferred tax asset / liability	118,410	216,970
Loss on sale of equipment	9,801	5,248
Loss on Long- term investments	43,476	-
Uncontrolled interest in subsidiary	(308,503)	(9,303)
(Gain) loss on Currency translation	(486,693)	76,022
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	715,075	(2,345,398)
(Increase) decrease in inventory	45,112	(391,263)
(Increase) decrease in prepaid expenses/Deposits	50,738	(35,964)
Increase (decrease) in accounts payable	(206,364)	677,504
Increase (decrease) in accrued expenses	(333,979)	428,587
Total Adjustments	1,577,581	(374,455)
Net Cash Provided (Used) by Operating Activities	1,262,449	(54,256)

Cash Flows from Investing Activities:
Purchase of property and equipment	(1,307,413)	(984,130)
Purchase of intangible assets	(31,652)	(25,422)
Purchase of Long-term investments	-	(12,688)
Net Cash Used by Investing Activities	(1,339,065)	(1,022,240)

[Continued]

The accompanying notes are an integral part of these financial statements.

LIQTECH A/S AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Increase (Decrease) in Cash and Cash Equivalents

[Continued]

	For the Years Ended December 31

	2010	2009
Cash Flows from Financing Activities:
Proceeds from Notes Payable	500,000	-
Net Proceed (Payments) on Lines of Credit	118,898	(435,251)
(Payments) on Notes Payable - Related Party	(305,620)	270,620
(Payments) on Capital Lease Obligation	(246,099)	(105,388)
Payments on Related Party Notes Receivable	-	20,000

Net Cash Provided (Used) by Financing Activities	67,179	(250,019)

Net Increase (Decrease) in Cash
and Cash Equivalents	(9,437)	(1,326,515)

Cash and Cash Equivalents at
Beginning of Period	568,696	1,895,211

Cash and Cash Equivalents at
End of Period	$559,259	$568,696

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$214,520	$116,919
Income Taxes	$145,531	$547,951

Supplemental Disclosures of Non-Cash Investing and Financing Activities:

For  the Year Ended December 31, 2010

None

For  the Year Ended December 31, 2009

The Company purchased $1,433,440 of equipment under capital lease financing agreement.

The accompanying notes are an integral part of these financial statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Basis of Presentation - The consolidated financial statements include the accounts of LiqTech A/S, "Company", “us", "we" and "our" as used in this report refer to LiqTech  A/S and its subsidiaries, which engages in the development, design, production, marketing and sale of diesel particulate air and liquid filters and kiln furniture in United States of America, Canada, Europe, Asia and Brazil.

LiqTech A/S (“Parent’), a Danish Corporation, incorporated on March 15, 1999, engages in the development, design, production, marketing and sale of ceramic diesel particulate and liquid filters and kiln furniture in Europe, Asia and Brazil.

CoMeTas A/S (“CoMeTas”), a 60% owned subsidiary, Danish Corporation, incorporated on January 15, 2000 engages in development, design, application, marketing and sale of membranes on ceramic diesel particulate and liquid filters and catalytic converters.

LiqTech NA (“LiqTech NA“) a 90% owned subsidiary, incorporated in Delaware on July 1, 2005,  engages in the production, marketing and sale of ceramic diesel particulate and liquid filters and kiln furniture in United States of America and Canada.

LiqTech Asia (“LiqTech Asia“) a 60% owned subsidiary, incorporated in Korea on July 20, 2006, is currently a dormant subsidiary.

Consolidation - The consolidated financial statements include the accounts and operations of Parent and Subsidiaries.  The non-controlling interests in the net assets of the subsidiaries are recorded in equity.  The non-controlling interests of the results of operations of the subsidiaries are included in the results of operations and recorded as the uncontrolled interest in subsidiaries.  All material inter-company transactions and accounts have been eliminated in the consolidation.

Functional Currency / Foreign currency translation - The Group functional currency is the Danish Krone (“DKK”) and its reporting currency is U.S. dollars for the purpose of these financial statements. The Company’s consolidated balance sheet accounts are translated into U.S. dollars at the year-end exchange rates (5.6133DKK and 5.1901DKK to $1 at December 31, 2010 and 2009, respectively) and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the 2010 and 2009 (5.63DKK and 5.36DKK to $1) in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  The Company had no balances held in financial institution in the United States in excess of federally insured amounts at December 31, 2010 and 2009.

Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. The Company establishes an allowance for doubtful accounts which reflects the Company’s best estimate of probable losses inherent in the accounts receivable balance.  The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

The roll forward of the allowance for doubtful accounts for the years ended December 31, 2010 and 2009 is as follows

	2010	2009
Allowance for doubtful accounts
at the beginning of the period	$221,400	$-
Bad debt expense	675,341	225,461
Amount of receivables written off	(428,960)	(4,061)
Effect of currency translation	(15,515)	-

Allowance for doubtful accounts
at the end of the period	$452,266	$221,400

Inventory - Inventory is carried at the lower of cost or market, as determined on the first-in, first-out method.

Property and Equipment – Property and equipment are stated at cost.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred.  Depreciation is computed for financial statement purposes on a straight-line basis over the estimated useful lives of the assets which range from three to twenty years (See Note 4).

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [ Continued ]

Long-Term Investments - Investments   in   non-public   companies are included in long-term investments in the consolidated balance sheet and are accounted for under the cost method and equity method.  For these non-quoted  investments,  we regularly review  the  assumptions  underlying  the  operating  performance  and cash flow forecasts  based on information  requested from these  privately held companies. Generally, this information may be more limited, may not be as timely as and may be less accurate than information available from publicly traded companies. Assessing each investment's carrying value requires significant judgment by management. If it is determined that there is an other-than-temporary decline in the fair value of a non-public equity security, we write-down the investment to its fair value and record the related write-down as an investment loss in the consolidated statement of operations.

Intangible Assets – Definite life intangible assets include patents. The Company accounts for definite life intangible assets in accordance with Financial Accounting Standards Board, (“FASB”) Accounting Standards Codification, (“ASC”) Topic 350, “Goodwill and Other Intangible Assets” and amortized the patents on a straight line basis over the estimated useful life of two to ten years.

Revenue Recognition and Sales Incentives - The Company's accounts for revenue recognition in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101), FASB ASC 605 Revenue Recognition.  The Company recognizes revenue when rights and risk of ownership have passed to the customer, when there is persuasive evidence of an arrangement, product has been shipped or delivered  to the customer, the price and terms are finalized, and collections of resulting receivable is reasonably assured.  Products are primarily shipped FOB shipping point at which time title passes to the customer.  In some instances the Company uses common carriers for the delivery of products. In these arrangements, sales are recognized upon delivery to the customer.  The Company's revenue arrangements with its customers often include early payment discounts and such sales incentives are recorded against sales.

Advertising Cost - Cost incurred in connection with advertising of the Company’s products are expensed as incurred.  Such costs amounted to $31,329 and $38,236, for the years ended December 31, 2010 and 2009, respectively.

Research and Development Cost - The Company expenses research and development costs for the development of new products as incurred. Included in operating expense at December 31, 2010 and 2009 are $421,518, and $239,712, respectively, of research and development costs.

Income Taxes - The Company accounts for income taxes in accordance with FASB ASC Topic 740 Accounting for Income Taxes. This statement requires an asset and liability approach for accounting for income taxes.

Earnings Per Share – The Company calculates earnings per share in accordance with FASB ASC 260 Earnings Per Share.  Basic earnings per common share (EPS) are based on the weighted average number of common shares outstanding during each period. Diluted earnings per common share are based on shares outstanding (computed as under basic EPS) and potentially dilutive common shares.  Potential common shares included in the diluted earnings per share calculation include in-the-money stock options that have been granted but have not been exercised.

Stock Options - The Companies have stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees. The plans are more fully described in Note 12.  During the years presented in the accompanying consolidated financial statements, the Company has granted options under its stock option plans. The Company accounts for options in accordance with the provisions of FASB ASC Topic 718, Compensation – Stock Compensation.   Non-cash compensation costs of $40,946 and $24,481 have been recognized for the vesting of options granted to employees with an associated recognized tax benefit of $0 for the twelve months ended December 31, 2010 and 2009, respectively.

Fair Value of Financial Instruments - The Company accounts for fair value measurements for financial assets and financial liabilities in accordance with FASB ASC Topic 820. The authoritative guidance, which, among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. Fair value is defined as the exit price, representing the amount that would either be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, prepaid expenses, Investments, accounts payable, accrued expenses, capital lease obligations and notes payable approximates their recorded values due to their short-term maturities.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimated.

Recently Enacted Accounting Standards –In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements (ASU 2010-06).  ASU 2010-06 amends Subtopic 820-10 to require disclosure of the transfers in and out of Levels 1 and 2.  The Company adopted ASU 2010-06 and its application had no impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - RELATED PARTY TRANSACTIONS

Notes receivable related party - At December 31, 2010 and 2009, LiqTech NA has a $80,000 loan to the minority shareholder for capital calls of LiqTech NA.  The note is recorded as contra-equity. The note accrues interest at 4% and is payable on or before December 31, 2012. Interest income of $3,200 was recorded and received for the years ended December 31, 2010 and 2009.

Advance related party – During 2009, the Company paid the remaining $35,000 balance of advances from a minority shareholder.

Notes payable – related party - The Company had notes payable to related parties of $0 and $1,586,200 for the years ended December 31, 2010 and 2009, to an entity controlled by the majority shareholder of LiqTech AS.  The note accrued interest at 6% and was payable on July 15, 2010.

NOTE 3 - INVENTORY

Inventory consists of the following at December 31, 2010 and 2009:

	2010	2009

Furnace parts and supplies	$250,526	$188,068
Raw materials	397,634	518,990
Work in process	529,253	429,603
Finished goods	721,268	794,132
Reserve for obsolescence	(13,000)	-

Net Inventory	$1,885,681	$1,930,793

The Company’s inventory is held as collateral on the Company’s line of credits.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2010 and, 2009

	Useful Life	2010	2009

Production equipment	3 – 10	$9,177,522	$8,316,652
Lab equipment	3 – 10	354,435	296,971
Computer equipment	3 – 10	171,232	85,836
Vehicles	3	10,814	6,878
Building	20	214,807	229,869
Leasehold improvements	10	573,650	562,208

10,502,460		9,498,414	-
Less Accumulated Depreciation		(4,079,433)	(3,220,900)

Net Property and Equipment		$6,423,027	$6,277,514

Depreciation expense amounted to $1,110,017, and $960,581, for the years ended December 31, 2010 and 2009, respectively. The Company’s property and equipment is held as collateral on the lines of credit

NOTE 5 – DEFINITE-LIFE INTANGIBLE ASSETS

At December 31, 2010 and 2009, definite-life intangible assets consist of patents on the Company’s products of $81,554 and $49,902, respectively.  The patents are recorded at cost and amortized over two to ten years.  Amortization expense for the years ended December 31, 2010 and 2009 are $42,082 and $4,716, respectively.

Expected future amortization expense for the years ended are as follows:

Year ending December 31,

2011	$42,534
2012	6,034
2013	6,034
2014	6,034
2015	6,034
Thereafter	14,884
$81,554

NOTE 6 – LINES OF CREDIT

LiqTech AS had a standby line of credit with a bank, subject to certain borrowing base limitations. Outstanding borrowing are due on demand. The line of credit was paid off on December 8, 2010. There was $372,862 outstanding as of December 31, 2009.  Interest is charged at the bank borrowing rate and was secured by certain of the Company’s receivables, inventory and equipment.

LiqTech AS has a 6,000,000dkk (Approximately $1,070,000) standby line of credit with a bank, subject to certain borrowing base limitations. Outstanding borrowing are due on demand. There was $764,571 and $500,522 outstanding as of December 31, 2010 and 2009, respectively.  Interest is charged monthly at 4.35% at December 31, 2010, the line is secured by certain of the Company’s receivables, inventory and equipment. There was approximately $300,000 available on the line.

LiqTech NA has a $100,000 standby line of credit with a bank, subject to certain borrowing base limitations. Outstanding borrowing is due on demand. There was $0 and $40,806 outstanding as of December 31, 2010 and 2009, respectively.  Interest is charged monthly at either the LIBOR rate plus 3.5%, or the greater of the federal funds rate plus 1% or the prime rate plus 1% at  LiqTech NA discretion.  The letter of credit is guaranteed by LiqTech AS.

CoMeTas AS has a 3,000,000DKK ($534,445 and $578,024 at December 31, 2010 and 2009) standby line of credit with a bank, subject to certain borrowing base limitations. Outstanding borrowing is due on demand. There was $268,517 and $0 outstanding as of December 31, 2010 and 2009, respectively.  Interest is charged quarterly at CIBOR rate (Copenhagen Interbank Offered Rate) plus 2.5%.

NOTE 7 – NOTES PAYABLE

$500,000 Note Payable – As amended on April 6, 2009, LiqTech NA entered into a notes payable agreement with a financial institution, wherein LiqTech NA can draw down up to $500,000 through December 31, 2010.  As of December 31, 2010 and 2009, the Company has drawn down $500,000 and $0 on the line. The balance outstanding on the line accrues interest at the banks LIBOR plus a margin (3.9% on December 31, 2010).  The line is payable in quarterly principal installments of $25,000 plus interest through December 31, 2015. The line is secured by all of the Company’s personal property.

Maturities of notes payable as stipulated in the agreements, at December 31, 2010 are as follows:

Year ending December 31,

2011	$100.000
2012	100,000
2013	100,000
2014	100,000
2015	100,000
Thereafter	-
$500,000

NOTE 8 – LEASES

Operating Leases - The Company leases office and production facility under operating lease agreements expiring in August 31, 2013, December 2011, March 2014, June 2011 and March 2012, respectively.  Some of these lease agreements have right to extend.

The future minimum lease payments for non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2010 are as follows:

Year ending December 31	Lease Payments
2011	$426,611
2012	210,236
2013	70,523
2014	534
2015	-
Thereafter	-

Total Minimum Lease Payments	$707,904

Lease expense charged to operations was $537,657 and $479,814, for the years ended December 31, 2010, and 2009.

Capital Lease - The Company leases equipment on various capital leases calling for monthly payments of $3,341, $3,406, $13,192, and $745 expiring through March 2017.  At December 31, 2010 and 2009, the Company had recorded equipment on capital lease at $1,433,440 and $1,433,440 with related accumulated depreciation of $317,247 and $131,734. During the year ended December 31, 2010 and 2009, depreciation expense for equipment on capital lease amounted to $185,513, and $131,734, respectively, and has been included in depreciation expense.  During the year ended December 31, 2010 and 2009, interest expense on capital lease obligation amounted to $248,220, and $174,204, respectively.

Future minimum capital lease payments are as follows for the twelve-month periods ended December 31:

December 31,
2010
2011	229,502
2012	260,192
2013	221,239
2014	206,958
2015	146,374
Thereafter	$272,042
Total minimum lease payments	1,336,307
Less amount representing interest	(254,354)
Present value of minimum lease payments	1,081,953
Less Current Portion	156,204
$925,749

NOTE 9 - AGREEMENTS AND COMMITMENTS

401(K) Profit Sharing Plan – LiqTech NA has a 401(K) profit sharing plan and trust covering certain eligible employees. The amount LiqTech NA contributes is discretionary.  During 2010 and 2009, the Company matching contributions to the plan were expensed and totaled approximately $14,682, and $12,603, respectively.

NOTE 10 - INCOME TAXES

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Accounting for Income Taxes; which requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be determined.

The temporary differences, tax credits and carryforwards gave rise to the following deferred tax asset (liabilities) at December 31, 2010 and 2009:

	2010	2009

Deferred Rent	$2,506	$-
Reserve for obsolete inventory	4,494	-

Net current tax assets	7,000	-

Allowance for Doubtful Accounts	-	51,447
Business Tax Credit Carryover	2,528	-
Net Operating Loss Carryover	307,227	4,747
Excess of book over tax depreciation	(789,795)	(410,824)

Net deferred tax liability	$(480,040)	$(354,630)

In accordance with prevailing accounting guidance, the Company is required to recognize and disclose any income tax uncertainties.  The guidance provides a two step approach to recognize and disclose any income tax uncertainties.  The guidance provides a two-step approach to recognizing and measuring tax benefits and liabilities when realization of the tax position is uncertain.  The first step is to determine whether the tax position meet the more-likely-than-not condition for recognition and the second step is to determine the amount to be recognized based on the cumulative probability that exceeds 50%.

The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which can difficult to determine and can only be estimated. Management estimates that it is more likely than not that the Company will generate adequate net profits to use the deferred tax assets; management has estimated that all of the deferred tax will be realized and consequently, a valuation allowance was not recorded.

As of December 31, 2010 the Company had net operating loss carryovers of $5,834 for U.S. Federal purposes expiring through 2028 and $301,393 for Danish Corporate tax purposes which do not expire.

A reconciliation of income tax expense at the federal statutory rate to income tax expense at the company’s effective rate is as follows at December 31, 2010 and 2009:

	2010	2009

T ax at expected statutory rate	$47,227	$214,304

State and local income taxes, net of federal benefit	8,987	40,781
Non-deductible expenses	35,363	4,557
Difference in estimated tax rates and taxes on foreign earnings and temporary differences	53,954	41,162

Income tax expense	$145,531	$300,804

NOTE 10 - INCOME TAXES (Continued)

The components of income tax expense (benefit) from continuing operations for the years ended December 31, 2010 and 2009 consist of the following:

	2010	2009

Current income tax expense (benefit):
Danish	$8,783	$61,658
Federal	-	-
State	13,992	36,096

Current tax expense	22,775	$97,754

Deferred tax expense (benefit) arising from:
Excess of tax over financial accounting depreciation	386,109	$203,050
Deferred Rent	(2,506)	-
Net Operating Loss Carryover	(303,921)	-
Allowance for Doubtful Accounts	47,568	-
Reserve for obsolete inventory	(4,494)	-

Net deferred tax (benefit)	$122,756	$203,050

Deferred income tax expense / (benefit) results primarily from the reversal of temporary timing differences between tax and financial statement income.

The Company files Danish  and U.S. federal, and Minnesota state income tax returns, and LiqTech AS and Cometas AS are generally no longer subject to tax examinations for years prior to 2006 for their Danish tax returns.  LiqTech NA is generally no longer subject to tax examinations for years prior to 2008 for U.S. federal and U.S. states tax returns.

NOTE 11 - EARNINGS PER SHARE

The following data shows the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of potential dilutive common stock for the years ended December 31, 2010 and 2009:

	2010	2009

Net income (loss) Attributable to LiqTech AS	$(6,629)	$329,502

Weighted average number of common shares outstanding used in basic earnings per share.	1,554	1,554

Effect of dilutive securities: Stock Options	-	-

Weighted number of common shares and potential dilutive common shares outstanding used in dilutive earnings per share	1,554	1,554

For the years ended December 31, 2010 and 2009, the LiqTech AS had 39 options that were not included in the computation of diluted earnings per share.

For the years ended December 31, 2010 and 2009, the LiqTech, NA had 5,500 options to purchase approximately 6.4% of LiqTech, NA that were not included in the computation of diluted earnings per share.

For the years ended December 31, 2010 and 2009, the CoMeTas AS had 52 options to purchase approximately 1.9% of CoMeTas, AS that was not included in the computation of diluted earnings per share.

NOTE 12 - STOCKHOLDERS' EQUITY

Common Stock – The Company has authorized 1,560 shares of common stock, 1,000 DKK par value.  As of December 31, 2010 and 2009, there were 1,560 and 1,560 common shares issued, and 1,554 and 1,554 common shares outstanding.

Treasury Stock - During 2009, the Company repurchased 6 common shares for $25,789 or $4,298 per share.

Stock Options - During 2008, the Board of Directors adopted a Stock Option Plans within LiqTech AS, CoMeTas AS and LiqTech NA. Under the terms and conditions of the Plans, the board is empowered to grant stock options to employees, officers, and directors of the Companies.  Additionally, the Board will determine at the time of granting the vesting provisions.  The total number of shares of common stock granted under the LiqTech AS, CoMeTas AS and LiqTech NA Plans were 39 options, 72 options and 5,500 options, respectively.

The Company recognizes compensation costs for stock option awards to employees based on their grant-date fair value.  The value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model.  The weighted-average assumptions used to estimate the fair values of the stock options granted using the Black-Scholes option-pricing model are as follows for the year ended December 31, 2008:

	LiqTech AS	CoMeTas AS	LiqTech NA

Expected term	5 Years	5 Years	5 Years
Volatility	88.71%	143.49%	150%
Risk free interest rate	2.33%	2.33%	2.33%
Dividend yield	0%	0%	0%

The Companies recognized employee stock based compensation expense of $40,946 and $24,481 for the years end December 31, 2010 and 2009, respectively.  At December 31, 2010 the Companies had approximately $2,000 of unrecognized compensation cost related to Non-vested options expected to be recognized in 2011.

A summary of the status of the options outstanding under the Company’s stock option plans at December 31, 2010 is presented below:

	Options Outstanding			Options Exercisable

		Weighted	Weighted		Weighted
Range of		Average	Average		Average
Exercise	Number	Remaining	Exercise	Number	Exercise
Prices	Outstanding	Contractual Life	Price	Exercisable	Price

LiqTech AS
$11,862	39	2.2 years	$11,862	39	$ 11,862
LiqTech NA
$100-$110	5,500	2.9 years	$104	4,400	$104
CoMeTas AS
$4,205	52	2.2 years	$4,205	52	$ 4,205

NOTE 12 - STOCKHOLDERS' EQUITY (Continued)

A summary of the status of the options granted under the Company’s stock option plans at December 31, 2010, and changes during the year is presented below:

	December 31, 2010
		Weighted	Weighted
		Average	Average	Average
		Exercise	Remaining	Intrinsic
	Shares	Price	Life	Value

LiqTech AS
Outstanding at beginning of year	39	$11,862	3.2	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-

Outstanding at end of year	39	$11,862	2.2	$-

Vested and Expected to Vest	39	$11,862	2.2	$-

Exercisable end of year	39	$11,862	2.2	$-

LiqTech NA
Outstanding at beginning of year	5,500	$104	3.9	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	-	-	-	-

Outstanding at end of year	5,500	$104	2.9	$-

Vested and Expected to Vest	5,500	$104	2.9	$-

Exercisable end of year	4,400	$104	2.9	$-

CoMeTas AS
Outstanding at beginning of year	72	$4,205	3.2	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	(20)	$4,205	-	$-
Expired	-	-	-	-

Outstanding at end of year	52	$4,205	2.2	$-

Vested and Expected to Vest	52	$4,205	2.2	$-

Exercisable end of year	52	$4,205	2.2	$-

The total intrinsic value of options exercised during the year ended December 31, 2010 was $0.  Intrinsic value is measured using the fair market value at the date of exercise (for shares exercised) or at December 31, 2010 (for outstanding options), less the applicable exercise price.

NOTE 13 - SIGNIFICANT CUSTOMERS / CONCENTRATION

The Company had four customers who accounted for 29%, 15%, 14% and 9% of total sales at December 31, 2010.  The Company had three significant customers who accounted for 21% and 14%, and 13% of total sales at December 31, 2009.

The Company sells filters throughout the world; sales by geographical region are as follows for the years ended December 31, 2010 and 2009:

	2010	2009

United States and Canada	$5,593,498	$4,049,340
South America	76,121	42,515
Asia	2,514,095	1,024,505
Europe	7,545,103	7,780,863

Total	$15,728,817	$12,897,223

NOTE 14 – SUBSEQUENT EVENT

The Company’s management has reviewed all material events through the date of this report.

Extraordinary Event - On July 19, 2011, the building housing CoMeTas AS Corporate office and Production facility suffered damages resulting from a fire in the roof structure and portions of the corporate offices.  The Production facility suffered some water damages. The Company is in the process of assessing the damages to the facility and underlying equipment.  The Company has located a new facility and has commenced moving their operations.  CoMeTas AS maintains two insurance policies on CoMeTas AS, a 15,500,000DKK (Approx $2,750,000 USD) policy for casualty losses and a 10,000,000 DKK (Approx $1,800,000 USD) policy for business interruptions.  Management has not assessed the overall damages but estimates that insurance will cover any losses to the underlying assets and business interruptions.

Line of Credit – During 2011, LiqTech NA entered into a $300,000 credit agreement to purchase water testing equipment. The equipment will be leased to customers to test the Company’s water filters in the United States and Canada.

Treasury Stock – On April 19, 2011, the Company received 400 common shares (15% of the Outstanding Common Shares) of CoMeTas AS upon the departure of the Chief Executive Officer.

During 2011, the Company committed to purchase an additional furnace to increase their production capacity for $300,000 plus installation cost of $200,000.

During 2011, the Company purchased a 15% interest in a Danish company starting to produce bio-fuels and fertilizers out of manure for $100,000.

The Company sold its remaining interest in an investment for $5,000 resulting in a $5,000 gain on sales.

BLUE MOOSE MEDIA, INC.,

LIQTECH USA, INC. AND

CONSOLIDATED LIQTECH A/S AND SUBSIDIARIES

PROFORMA FINANCIAL STATEMENTS

The following unaudited proforma condensed  combined  balance sheet aggregates the balance sheet of Blue Moose Media, Inc. ("PARENT") as of June 30, 2011, the balance sheet of LiqTech USA, Inc. as of July 31, 2011 ("SUBSIDIARIES") and the consolidated balance  sheet  of   LiqTech AS and Subsidiares as of June 30, 2011, accounting for the transaction as a recapitalization of the SUBSIDIARY with the issuance of shares for the net assets of PARENT (a reverse acquisition) and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of June 30, 2011. The transaction will be completed August 24, 2011.

         The  following  unaudited  proforma  condensed  combined  statement  of operations  reflects the results of operations of Blue Moose Media, Inc. for six months ended June 30, 2011 and the twelve  month  periods  ended December 31,  2010 and 2009, the results of operations of LiqTech USA, Inc. for the period from inception on May 9, 2011 through July 31, 2011 and the results of operations of LiqTech A/S and  Subsidiaries. for the six months ended June 30, 2011 and years ended December 31,  2010 and 2009 and as if the  transaction  had  occurred  as of the January 1, 2009.

         The proforma condensed combined financial  statements should be read in conjunction  with the separate  financial  statements and related notes thereto of Blue Moose Media, Inc. and the consolidated financial statements of LiqTech AS and Subsidiaries. These proforma condensed combined financial statements are not necessarily  indicative of the combined financial position,  had the acquisition occurred on the date  indicated  above,  or the combined  results of  operations which might have existed for the periods indicated or the results of operations as they may be in the future.

BLUE MOOSE MEDIA, INC.,

LIQTECH USA, INC. AND

CONSOLIDATED LIQTECH AS AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

	Consolidated LiqTech AS and Subsidiaries As of June 30 2011	LiqTech USA, Inc. As of July 31, 2011	Blue Moose Media Inc. As of June 30 2011		Proforma Increase (Decrease) 2011	Proforma Combined As of June 30 2011

CURRENT ASSETS:
Cash	$266,544	$1,000	$252	[B]	$4,800,000
				[C]	50,000
				[D]	(4,637,315)	$480,481
Accounts Receivable, net	4,688,519	-	-		-	4,688,519
Other Receivables	593,317	-	-		-	593,317
Inventories	2,214,180	-	-		-	2,214,180
Prepaid Expenses	144,997	-	-		-	144,997
Current Deferred Tax Asset	7,000	-	-		-	7,000

Total Current Assets	7,914,557	1,000	252		212,685	8,128,494

PROPERTY AND EQUIPMENT,
net accumulated depreciation	6,409,926	-	-		-	6,409,926

OTHER ASSETS:
Other Intangible Assets	65,053	-	-		-	65,053
Deposits	46,416	-	-		-	46,416

Total Other Assets	111,469	-	-		-	111,469

Total Assets	$14,435,952	$1,000	$252		$212,685	$14,649,889

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

BLUE MOOSE MEDIA, INC.,

LIQTECH USA, INC. AND

CONSOLIDATED LIQTECH AS AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

	Consolidated LiqTech AS and Subsidiaries As of June 30 2011	LiqTech USA Inc. As of July 31, 2011	Blue Moose Media Inc. As of June 30 2011		Proforma Increase (Decrease) 2011	Proforma Combined As of June 30 2011

CURRENT LIABILITIES:
Lines of Credit	$1,741,031	$-	$-		$-	$1,741,031
Current portion of notes payable	100,000	-	-		-	100,000
Current portion of notes payable -related party	-	-	1,325		-	1,325
Current Portion of capital lease obligation	172,770	42,708	-		-	215,478
Accounts Payable - Trade	1,930,954	-	13,966	[B]	50,000	1,994,920
Accrued Expenses	614,566	-	275		-	614,841
Accrued Income Taxes Payable	130,307	-	-		-	130,307
Other Accrued Liabilities	20,655	-	-		-	20,655
Shareholder Advances	-	21,276	-		-	21,276

Total Current Liabilities	4,710,283	63,984	15,570		50,000	4,839,837

Notes Payable and Long-Term Debt	350,000	-	8,000		-	358,000
Long-Term Capital Lease Obligations	920,569	-	-		-	920,569
Deferred Tax Liability	418,642	-	-		-	418,642

Total Long-Term Liabilities	1,689,211	-	8,000		-	1,697,211
Total Liabilities	6,399,494	63,984	23,570		50,000	6,537,048

STOCKHOLDERS' EQUITY:
Preferred Stock	-	-	-		-	-
Common Stock	291,605	3	94,115	[A]	(89,960)
				[B]	2,520
				[C]	2,947
				[D]	(282,297)
				[E]	2,667	21,600

Additional Paid-in Capital	2,531,565	721	29,885	[A]	89,960
				[B]	6,247,480
				[C]	3,691,804
				[D]	(3,273,692)
				[E]	(149,985)	9,167,738

Treasury Stock	(25,019)	-	-	[D]	25,019	-
Retained Earnings	4,261,409	(63,708)	(147,318)	[D]	(307,996)
				[E]	147,318	3,889,705
Other Comprehensive Income, net	131,125	-	-		-	131,125
Note Receivable from a Shareholder	(80,000)	-	-	[B]	(1,500,000)
				[C]	(3,644,751)
				[D]	80,000	(5,144,751)
Uncontrolled Interest in Subsidiaries	925,773	-	-	[D]	(897,369)	28,404
Total Stockholders' Equity	8,036,458	(62,984)	(23,318)		162,685	8,112,841

Total Liabilities and Stockholders' Equity	$14,435,952	$1,000	$252		$212,685	$14,649,889

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

BLUE MOOSE MEDIA, INC.,

LIQTECH USA, INC. AND

CONSOLIDATED LIQTECH AS AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Consolidated LiqTech AS and Subsidiaries For the Six Months June 30, 2011	LiqTech USA, Inc. For the Period From Inception on May 9, 2011 to July 31, 2011	Blue Moose Media Inc. For the Six Months June 30, 2011		Proforma Increase (Decrease) For the Six Months June 30, 2011	Proforma Combined For the Six Months June 30, 2011

NET SALES	$6,723,211	$-	$-		$-	$6,723,211

COST OF GOODS SOLD	4,868,328	-	-		-	4,868,328

GROSS PROFIT	1,854,883	-	-			1,854,883

OPERATING EXPENSES:
Selling Expense	635,205	-	-		-	635,205
General and Administrative Expenses	875,835	63,708	11,914		-	951,457
Research and Development	247,825	-	-		-	247,825
Total Operating Expense	1,758,865	63,708	11,914		-	1,834,487

INCOME FROM OPERATIONS	96,018	(63,708)	(11,914)		-	20,396

OTHER INCOME (EXPENSE)
Interest and Other Income	18,772	-	-		-	18,772
Interest (Expense)	(79,243)	-	(255)		-	(79,498)
Gain (Loss) on Currency Transactions	(34,489)	-	-		-	(34,489)
Total Other Income (Expense)	(94,961)	-	(255)			(95,216)

INCOME BEFORE INCOME TAXES	1,057	(63,708)	(12,169)		-	(74,820)

INCOME TAX EXPENSE	97,210	-	-		-	97,210

NET INCOME (LOSS)	(96,153)	(63,708)	(12,169)		-	(172,030)

LESS LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST IN SUBSIDIARIES	9,810	-	-	[D]	(9,810)	-

NET INCOME (LOSS) ATTRIBUTABLE TO LIQTECH AS	$(105,963)	$(63,708)	$(12,169)		$9,810	$(172,030)

NET INCOME (LOSS)	(96,153)	(63,708)	(12,169)		-	(172,030)

CURRENCY TRANSLATION, NET	406,267	-	-		(406,267)	-

OTHER COMPREHENSIVE INCOME	$310,114	$(63,708)	$(12,169)		$(406,267)	$(172,030)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST IN SUBSIDIARIES	28,830	-	-		(28,830)	-

COMPREHENSIVE INCOME ATTRIBUTABLE TO LIQTECH AS	$281,284	$(63,708)	$(12,169)		$(377,437)	$(172,030)

BASIC EARNINGS PER SHARE						$(0.008)

PROFORMA COMMON SHARES OUTSTANDING						21,600,000

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

BLUE MOOSE MEDIA, INC.,

LIQTECH USA, INC. AND

CONSOLIDATED LIQTECH AS AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Consolidated			Proforma
	LiqTech AS and	Blue Moose		Increase	Proforma
	Subsidiaries	Media Inc.		(Decrease)	Combined
	For the Year Ended	For the Year Ended		For the Year Ended	For the Year Ended
	December 31, 2010	December 31, 2010		December 31, 2010	December 31, 2010
NET SALES	$15,728,817	$-		$-	$15,728,817

COST OF GOODS SOLD	12,054,973	-		-	12,054,973

GROSS PROFIT	3,673,844	-		-	3,673,844

OPERATING EXPENSES:
Selling Expense	1,476,656	-		-	1,476,656
General and Administrative Expenses	1,748,596	24,344		-	1,772,940
Research and Development	421,518	-		-	421,518
Total Operating Expense	3,646,770	24,344		-	3,671,114

INCOME FROM OPERATIONS	27,074	(24,344)		-	2,730

OTHER INCOME (EXPENSE)
Interest and Other Income	64,916	-		-	64,916
Interest (Expense)	(214,520)	(24)		-	(214,544)
(Loss) on unconsolidated investments	(123,647)	-		-	(123,647)
Gain (Loss) on Currency Transactions	86,377	-		-	86,377
Gain (Loss) on Sale of Fixed Assets	(9,801)	-		-	(9,801)
Total Other Income (Expense)	(196,675)	(24)		-	(196,699)

INCOME BEFORE INCOME TAXES	(169,601)	(24,368)		-	(193,969)

INCOME TAX EXPENSE	145,531	-		-	145,531

NET INCOME (LOSS)	(315,132)	(24,368)		-	(339,50)

LESS LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST IN SUBSIDIARIES	(308,503)	-	[D]	308,503	-

NET INCOME (LOSS) ATTRIBUTABLE TO LIQTECH AS	$(6,629)	$(24,368)		$(308,503)	$(339,500)

NET INCOME (LOSS)	$(315,132)	$(24,368)		$-	$(339,500)

CURRENCY TRANSLATION, NET	486,693	-		-	486,693

OTHER COMPREHENSIVE INCOME	$171,561	$(24,368)		$-	$147,193

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST IN SUBSIDIARIES	(351,548)	-		351,548	-

COMPREHENSIVE INCOME ATTRIBUTABLE TO LIQTECH AS	$523,109	$(24,368)		$(351,548)	$147,193

BASIC EARNINGS PER SHARE					$(0.016)

PROFORMA COMMON SHARES OUTSTANDING					21,600,000

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

BLUE MOOSE MEDIA, INC.,

LIQTECH USA, INC. AND

CONSOLIDATED LIQTECH AS AND SUBSIDIARIES

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Consolidated		Proforma
	LiqTech AS and	Blue Moose	Increase	Proforma
	Subsidiaries	Media Inc.	(Decrease)	Combined
	For the Year Ended	For the Year Ended	For the Year Ended	For the Year Ended
	December 31, 2009	December 31, 2009	December 31, 2009	December 31, 2009
NET SALES	$12,897,223	$-	$-	$12,897,223

COST OF GOODS SOLD	9,023,289	-	-	9,023,289

GROSS PROFIT	3,873,934	-	-	3,873,934

OPERATING EXPENSES:
Selling Expense	1,421,246	-	-	1,421,246
General and Administrative Expenses	1,394,082	29,363	-	1,423,445
Research and Development	239,712	-	-	239,712
Total Operating Expense	3,055,040	29,363	-	3,084,403

INCOME FROM OPERATIONS	818,894	(29,363)	-	789,531

OTHER INCOME (EXPENSE)
Interest and Other Income	37,903	-	-	37,903
Interest (Expense)	(116,919)	-	-	(116,919)
(Loss) on unconsolidated investments	(86,673)	-	-	(86,673)
Gain (Loss) on Currency Transactions	(26,955)	-	-	(26,955)
Gain (Loss) on Sale of Fixed Assets	(5,248)	-	-	(5,248)
Total Other Income (Expense)	(197,892)	-	-	(197,892)

INCOME BEFORE INCOME TAXES	621,002	(29,363)	-	591,639

INCOME TAX EXPENSE	300,803	-	-	300,803

NET INCOME (LOSS)	320,199	(29,363)	-	290,836

LESS LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST IN SUBSIDIARIES	(9,303)	-	9,303	-

NET INCOME (LOSS) ATTRIBUTABLE TO LIQTECH AS	$329,502	$(29,363)	$(9,303)	$290,836

NET INCOME (LOSS)	320,199	(29,363)	-	290,836

CURRENCY TRANSLATION, NET	(378,776)	-	-	(378,776)

OTHER COMPREHENSIVE INCOME	$(58,577)	$(29,363)	$9,303	$(78,637)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST IN SUBSIDIARIES	30,571	-	(30,571)	-

COMPREHENSIVE INCOME ATTRIBUTABLE TO LIQTECH AS	$(89,148)	$(29,363)	$(21,268)	$(78,637)

BASIC EARNINGS PER SHARE				$0.01

PROFORMA COMMON SHARES OUTSTANDING				21,600,000

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

BLUE MOOSE MEDIA, INC.,

LIQTECH USA, INC. AND

CONSOLIDATED LIQTECH AS AND SUBSIDIARIES

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – BLUE MOOSE MEDIA,INC.

Blue Moose Media, Inc., (‘BLUE") was incorporated under the laws of the State of Nevada on July 1, 2004.  The Company's previous business included providing video, DVD, CD-ROM and DVD-ROM production and design services  and photography and videos of special events, including weddings.  Currently the Company is seeking other business opportunities.  The Company is considered a development stage company.

Blue Moose Delaware Merger Sub, Inc., ("BMD Sub"), a wholly owned subsidiary Blue Moose Media, Inc. was incorporated to facilitate the merger.

NOTE 2 – LIQTECH AS AND SUBSIDIARIES

The consolidated financial statements include the accounts of LiqTech A/S, "LIQTECH",  as used in this report refer to LiqTech A/S and its subsidiaries, which engages in the development, design, production, marketing and sale of diesel particulate air and liquid filters and kiln furniture in United States of America, Canada, Europe, Asia and Brazil.

LiqTech A/S (“LIQTECH AS’), a Danish Corporation, incorporated on March 15, 1999, engages in the development, design, production, marketing and sale of ceramic diesel particulate and liquid filters and kiln furniture in Europe, Asia and Brazil.

CoMeTas A/S (“COMETAS”), a 75% owned subsidiary, Danish Corporation, incorporated on January 15, 2000 engages in development, design, application, marketing and sale of membranes on ceramic diesel particulate and liquid filters and catalytic converters. Prior to April 2011, the Company held a 60% interest in CoMeTas AS

LiqTech NA (“LIQTECH NA“) a 90% owned subsidiary, incorporated in Delaware on July 1, 2005,  engages in the production, marketing and sale of ceramic diesel particulate and liquid filters and kiln furniture in United States of America and Canada.

LiqTech Asia (“LIQTECH ASIA“) a 60% owned subsidiary, incorporated in Korea on July 20, 2006, is currently a dormant subsidiary.

LiqTech AS and Subsidiaries’ financial statements include the accounts and operations of LIQTECH AS and COMETAS, LIQTECH NA, LIQTECH ASIA.  The non-controlling interests in the net assets of the subsidiaries are recorded in equity.  The non-controlling interests of the results of operations of the subsidiaries are included in the results of operations and recorded as the uncontrolled interest in subsidiaries.  All material inter-company transactions and accounts have been eliminated in the consolidation.

Functional Currency / Foreign currency translation - The Group functional currency is the Danish Krone (“DKK”) and its reporting currency is U.S. dollars for the purpose of these financial statements. The Company’s consolidated balance sheet accounts are translated into U.S. dollars at the period-end exchange rates (5.16DKK and 6.071DKK to $1 at June 30, 2011 and 2010, respectively) and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the 2011 and 2010 (5.63DKK and 5.39DKK to $1) in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

BLUE MOOSE MEDIA, INC.,

LIQTECH USA, INC. AND

CONSOLIDATED LIQTECH AS AND SUBSIDIARIES

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 3   PROFORMA ADJUSTMENTS

On August 23, 2011, pursuant to an Agreement and Plan of Merger, dated as of August 23, 2011, by and among, the Company, Blue Moose Delaware Merger Sub, Inc., ("BMD Sub"), a wholly owned subsidiary Blue Moose Media, Inc. and LiqTech USA Inc. (the "Merger Agreement"), BMD Sub was merged with and into LiqTech USA Inc. (the "Merger") and as a result of the Merger, LiqTech USA Inc. became a wholly owned subsidiary of Blue Moose Media, Inc.  Prior to the Merger there were 4,155,250 shares of the common stock, par value $.001 per share of Blue Moose Media, Inc. outstanding,  pursuant to the Merger each of the 17,444.75 outstanding shares of the common stock of LiqTech USA, Inc. was exchanged for 1,000 shares of Blue Moose Media, Inc. Common Stock, for a total of 17,444,750 shares resulting in 21,600,000 shares of Blue Moose Media, Inc. Common Stock being outstanding immediately following the Merger and  warrants to acquire up to 6,500 shares of LiqTech USA  Inc.’s Common Stock at a price of $1,500 per share, were by their terms, converted in to warrants to acquire up to 6,500,000 shares of Blue Moose Media, Inc. Common Stock at a price of $1.50 per share.

Proforma adjustments on the attached financial statements include the following:

[A] To record the contribution and cancelation of 89,960,000 common shares of Blue Moose Media, Inc. by sharesholders reducing the common share outstanding to 4,155,250.

[B] To record the August 22, 2011, LiqTech USA, Inc. private placement offering of 63 Units at $100,000 per Unit, each such Unit consisting of 40 shares of LiqTech USA, Inc. Common Stock (2,520,000 common shares of Blue Moose Media, Inc. after giving effect to the 1,000 for 1 shares conversion into Blue Moose Media, Inc.) and 20 LiqTech USA, Inc. Warrants (1,260,000 warrants to purchase common shares of Blue Moose Media, Inc. after giving effect to the 1,000 for 1 shares conversion into Blue Moose Media, Inc.) and received $4,800,000 in cash and a promissory note for $1,500,000 payable on September 7, 2011, net of stock offering cost of $50,000.

[C]   To record the August 1, 2011, LiqTech USA, Inc. issuance of 2,946.417 common shares (2,949,417 common shares of Blue Moose Media, Inc. after giving effect to the 1,000 for 1 shares conversion into Blue Moose Media, Inc.) and 1,440 warrants to purchase common shares at $1,500 per share (1,440,000 warrants to purchase common shares of Blue Moose Media, Inc. at $1.5 after giving effect to the 1,000 for 1 shares conversion into Blue Moose Media, Inc.) for $50,000 in cash and 19,500,000 DKK notes payable ($3,765,351 based upon the currency exchange rate of $1.00 = 5.1788 DKK as August 22, 2011).  The note was discounted $120,600 as the note does not accrue interest and is payable on June 30, 2012.

[D]   To record, LiqTech , USA, Inc. acquisition of all of the outstanding equity interests in LiqTech AS and all of the outstanding equity interests in Cometas AS and LiqTech NA not owned by LiqTech AS, directly from the holders of such equity interests.  In exchange for such equity interests LiqTech USA, Inc. paid the holders, in the aggregate $4,637,315, ($355,000 plus 22,177,254 DKK ($4,248,516 based upon the currency exchange rate of $1.00 = 5.1788 DKK as August 22, 2011), promissory notes in the principal amounts of 19,500,000 DKK ($3,765,351 based upon the currency exchange rate of $1.00 = 5.1788 DKK as August 22, 2011), 9,308.333 common shares of LiqTech USA, Inc. (9,308,333 common shares of Blue Moose Media, Inc. after giving effect to the 1,000 for 1 shares conversion into Blue Moose Media, Inc.) and warrant to purchase 3,800 common shares at $1,500

[E]   To record the acquisition of a 100% interest in the SUBSIDIARY by the PARENT through the issuance of 17,444,750 shares of common stock of the PARENT for 17,444.750 shares of the SUBSIDIARY, issuance of 6,500,000 warrants to purchase common stock of the PARENT at $1.50 per share for 6,500 warrants to purchase common stock of the SUBSIDIARY at $1,500 per share and eliminate the accumulated deficit of PARENT prior to the date of the acquisition. The ownership interests of the former owners of SUBSIDIARY in the combined enterprise will be greater than the ongoing shareholders of PARENT and, accordingly, the management of SUBSIDIARY will assume operating control of the combined enterprise.  Consequently, the acquisition is accounted for as the recapitalization of SUBSIDIARY, wherein SUBSIDIARY purchased the assets of PARENT and accounted for the transaction as a "Reverse Merger" for accounting purposes.

BLUE MOOSE MEDIA, INC.,

LIQTECH USA, INC. AND

CONSOLIDATED LIQTECH AS AND SUBSIDIARIES

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 4 - PROFORMA EARNINGS (LOSS) PER SHARE

The  proforma  earnings  (loss)  per  share  is  computed  based on the weighted average number of common shares  outstanding during the period plus the estimated  shares issued in the acquisition had the acquisition  occurred at the beginning of the periods presented (not in thousands).

	For the Six Months Ended June 30, 2011	For the Year Ended December 31, 2010	For the Year Ended December 31, 2009

Weighted average number of Common shares outstanding after giving effect to the common shares cancelled in the acquisition

	4,155,250	4,155,250	4,155,250

Shares issued in acquisition	17,444,750	17,444,750	17,444,750

Proforma weighted average number of common shares outstanding during the period used in income per share after acquisition (denominator)

	21,600,000	21,600,000	21,600,000